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                                                                   EXHIBIT 10.10

                               POLARIS CENTER, LLC

                                  as Mortgagor

                                       to

                           FIRST UNION NATIONAL BANK,

                                  as Mortgagee

                           ---------------------------

                    OPEN-END MORTGAGE AND SECURITY AGREEMENT

                           ---------------------------

                               Date: May 17, 2000

                   PREPARED BY AND UPON RECORDATION RETURN TO:

                       Orrick, Herrington & Sutcliffe LLP
                                666 Fifth Avenue
                            New York, New York 10103
                           Attention: Corey A. Tessler

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THIS INSTRUMENT AFFECTS REAL AND PERSONAL PROPERTY SITUATED IN THE STATE OF
OHIO, CITY OF COLUMBUS, COUNTY OF DELAWARE.

THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS UNDER THE NAMES OF MORTGAGOR, AS "DEBTOR", AND MORTGAGEE, AS "SECURED PARTY".

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                         MORTGAGE AND SECURITY AGREEMENT

         THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT (this "Mortgage") is made as of May 17, 2000 by POLARIS CENTER, LLC, a Delaware limited liability company, as Mortgagor ("Mortgagor"), whose address is c/o Glimcher Properties Limited Partnership, 20 South Third Street, Columbus, Ohio 43215, to FIRST UNION NATIONAL BANK, a national banking association, as Mortgagee ("Mortgagee"), whose address is One First Union Center DC-6, Charlotte, North Carolina 28288-0166.

                              W I T N E S S E T H:

         THAT FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10), AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, MORTGAGOR HEREBY IRREVOCABLY MORTGAGES, GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER AND ASSIGNS TO MORTGAGEE, with power of sale, all of Mortgagor's estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired by Mortgagor (collectively, the "Mortgaged Property"):

                  (A) All that certain real property situated in the County of Delaware, State of Ohio, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Premises"), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Mortgagor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired;

                  (B) All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Premises (the "Improvements");

                  (C) All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Mortgagor and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Mortgagor as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Premises or Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements);

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                  (D)      All easements, rights-of-way, strips and gores of
         land, vaults, streets, ways, alleys, passages, sewer rights, and other emblements now or hereafter located on the Premises or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Mortgaged Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor;

                  (E) All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Premises or the Improvements, or any part thereof, whether now existing or hereafter created or acquired;

                  (F) All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Premises;

                  (G) All cash funds, deposit accounts and other rights and evidence of rights to cash, now or hereafter created or held by Mortgagee pursuant to this Mortgage or any other of the Loan Documents (as hereinafter defined), including, without limitation, all funds now or hereafter on deposit in the Impound Account, the Replacement Reserve and the Repair and Remediation Reserve (each as hereinafter defined);

                  (H) All leases (including, without limitation, oil, gas and mineral leases), licenses, concessions and occupancy agreements of all or any part of the Premises or the Improvements (each, a "Lease" and collectively, "Leases"), whether written or oral, now or hereafter entered into and all rents, royalties, issues, profits, revenue, income, rights and other benefits (collectively, the "Rents and Profits") of the Premises or the Improvements, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement pertaining thereto or arising from any of the Leases or any of the General Intangibles (as hereinafter defined) and all cash or securities deposited to secure performance by the tenants, lessees or licensees (each, a "Tenant" and collectively, "Tenants"), as applicable, of their obligations under any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject, however, to the provisions contained in Section 1.11 hereinbelow;

                  (I) That certain Operation and Easement Agreement between Dayton Hudson Corporation ("Target") and Mortgagor, dated as of December 23, 1998, and recorded December 24, 1998 in Volume 655, Page 324 in the office of the Recorder of Delaware County, Ohio, as amended by that First Amendment to Operation and Easement Agreement between Target, Lowe's Home Center, Inc. and Mortgagor dated as of August 11, 1999 in Volume 670, Page 001 in the office of the Recorder of Delaware County, Ohio (the "REA") and all contracts and agreements now or hereafter entered into covering any part of the Premises or the Improvements (collectively, the "Contracts") and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property

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         leases and any contracts or documents relating to construction on any part of the Premises or the Improvements (including plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management or operation of any part of the Premises or the Improvements;

                  (J) All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Premises or the Improvements;

                  (K) All present and future funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including, without limitation, trademarks, trade names, service marks and symbols now or hereafter used in connection with any part of the Premises or the Improvements, all names by which the Premises or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Mortgagor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Premises or the Improvements) and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Premises or the Improvements (collectively, the "General Intangibles");

                  (L) All water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Premises or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Premises or the Improvements;

                  (M) All building materials, supplies and equipment now or hereafter placed on the Premises or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Premises or the Improvements;

                  (N) All right, title and interest of Mortgagor in any insurance policies or binders now or hereafter relating to the Mortgaged Property, including any unearned premiums thereon;

                  (O) All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards and all refunds of taxes or assessments levied against all or any portion of the Mortgaged Property; and

                  (P) All other or greater rights and interests of every nature in the Premises or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Mortgagor.

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         FOR THE PURPOSE OF SECURING:

                  (1) The debt evidenced by that certain Promissory Note (such Promissory Note, together with any and all renewals, amendments, modifications, consolidations and extensions thereof, is hereinafter referred to as the "Note") of even date with this Mortgage, made by Mortgagor payable to the order of Mortgagee in the principal face amount of FORTY THREE MILLION AND NO/100 DOLLARS ($43,000,000.00), together with interest as therein provided;

                  (2) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the Debt (as hereinafter defined) including, but not limited to, that certain Indemnity and Guaranty Agreement from Indemnitor (as hereinafter defined) of even date herewith and the Environmental Indemnity Agreement (as hereinafter defined)(the Note, this Mortgage, and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions, consolidations, replacements and modifications thereof, are hereinafter collectively referred to as the "Loan Documents") and the payment of all other sums herein or therein covenanted to be paid;

                  (3) Any and all additional advances made by Mortgagee to protect or preserve the Mortgaged Property or the lien or security interest created hereby on the Mortgaged Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Mortgagor's obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Mortgagor remains the owner of the Mortgaged Property at the time of such advances). The Mortgage secures advances for the protection of the security under 5301.233, Ohio Revised Code; and

                  (4) Any and all other indebtedness now owing or which may hereafter be owing by Mortgagor to Mortgagee, including, without limitation, all prepayment fees, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, amendments, modifications, consolidations, replacements and extensions thereof, it being contemplated by Mortgagor and Mortgagee that Mortgagor may hereafter become so indebted to Mortgagee.

(All of the sums referred to in Paragraphs (1) through (4) above are herein referred to as the "Debt").

         TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns forever, and Mortgagor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property, subject to the Permitted Encumbrances (as hereinafter defined), to Mortgagee against every person whomsoever lawfully claiming or to claim the same or any part thereof;

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         PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Note or under the other Loan Documents, including, without limitation, any prepayment fees required pursuant to the terms of the Note, shall have been paid at the time and in the manner stipulated therein and the Debt shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, the liens, security interests, estates and rights granted by this Mortgage shall be satisfied and the estate, right, title and interest of Mortgagee in the Mortgaged Property shall cease, and upon payment to Mortgagee of all reasonable and necessary costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, Mortgagee shall promptly satisfy and release this Mortgage and all other recorded or filed Loan Documents of record and the lien, security interest, operation and effect hereof by proper instrument.

                                    ARTICLE I
                             COVENANTS OF MORTGAGOR

         For the purpose of further securing the Debt and for the protection of the security of this Mortgage, for so long as the Debt or any part thereof remains unpaid, Mortgagor covenants and agrees as follows:

         1.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF MORTGAGOR. Mortgagor, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Mortgagee, its successors and assigns, that:

                  (a) Mortgagor has good, marketable and indefeasible fee simple title to the Premises and Improvements, subject only to those matters expressly set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Mortgage delivered as of the date hereof which Mortgagee has agreed to accept (such items being the "Permitted Encumbrances"), and has full power and lawful authority to assign, pledge, encumber and mortgage its interest in the Mortgaged Property in the manner and form hereby done or intended. Mortgagor will preserve its interest in and title to the Mortgaged Property and will forever warrant and defend the same to Mortgagee against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject in all cases to the Permitted Encumbrances. The foregoing warranty of title shall survive the foreclosure of this Mortgage and shall inure to the benefit of and be enforceable by Mortgagee in the event Mortgagee acquires title to the Mortgaged Property pursuant to any foreclosure;

                  (b) No bankruptcy or insolvency proceedings are pending or contemplated by Mortgagor or, to the best knowledge of Mortgagor, against Mortgagor or by or against any endorser or cosigner of the Note or of any portion of the Debt, or any guarantor or indemnitor under any guaranty or indemnity agreement executed in connection with the Note or the loan evidenced thereby and secured hereby (an "Indemnitor");

                  (c) All reports, certificates, affidavits, statements and other data furnished by or on behalf of Mortgagor (or any affiliate or principal thereof)to Mortgagee in connection with the loan evidenced by the Note are true and correct in all material respects and do not omit to

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state any fact or circumstance necessary to make the statements contained therein not misleading in any material respect;

                  (d) The execution, delivery and performance of this Mortgage, the Note and all of the other Loan Documents have been duly authorized by all action necessary to be, and are, binding and enforceable against Mortgagor in accordance with the respective terms thereof and do not contravene, result in a breach of or constitute a default (nor upon the giving of notice or the passage of time or both will same constitute a default) under the operating agreement or other organizational documents of Mortgagor or any contract or agreement of any nature to which Mortgagor is a party or by which Mortgagor or any of its property may be bound and do not violate or contravene any law, order, decree, rule or regulation to which Mortgagor is subject;

                  (e) The Premises and the Improvements and the current intended use thereof by Mortgagor comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws (if necessary), health and environmental laws and regulations and all other ordinances, orders or requirements issued by any state, federal or municipal authorities lawfully having jurisdiction over the Mortgaged Property. The Premises constitutes one or more separate tax parcels for purposes of ad valorem taxation. The Premises and Improvements do not require any rights over, or restrictions against, other property that have not been obtained in order to comply with any of the aforesaid governmental ordinances, orders or requirements;

                  (f) All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Premises and the Improvements for their present purposes are available thereto, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements approved by Mortgagee;

                  (g) All streets, roads, highways, and bridges contiguous to and necessary for access to the present use, occupancy and operation of the Premises and the Improvements have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Premises and the Improvements without further condition or cost to Mortgagor;

                  (h) All curb cuts, driveways and traffic signals shown on the survey delivered to Mortgagee prior to the execution and delivery of this Mortgage are existing and have been fully approved by the appropriate governmental authority;

                  (i) Except as disclosed in writing to Mortgagee prior to the execution and delivery of this Mortgage there are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or threatened against or affecting Mortgagor (or, if Mortgagor is a partnership or a limited liability company, any of its general partners or members) or the Mortgaged Property which, if adversely determined, would materially impair either the Mortgaged Property or Mortgagor's ability to perform the covenants or obligations required to be performed under the Loan Documents;

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                  (j)      The Mortgaged Property is free from delinquent water
charges, sewer rents, taxes and assessments;

                  (k) Except as otherwise disclosed in the Engineering Report (as hereinafter defined) as of the date of this Mortgage, the Mortgaged Property is free from unrepaired damage caused by fire, flood, accident or other casualty;

                  (l) As of the date of this Mortgage, no part of the Premises or the Improvements has been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or, to Mortgagor's knowledge and belief, threatened or contemplated;

                  (m) Mortgagor possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits necessary for the conduct of its business substantially as now conducted on the Premises;

                  (n) Except as may otherwise be disclosed in the Engineering Report, the Improvements are structurally sound, in good repair and free of defects in materials and workmanship and to the best of Mortgagor's knowledge, information and belief and have been constructed and installed in substantial compliance with the plans and specifications relating thereto. All major building systems located within the Improvements, including, without limitation, the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition;

                  (o) Mortgagor has delivered to Mortgagee true, correct and complete copies of all material Contracts and all amendments thereto or modifications thereof;

                  (p) Each Contract constitutes the legal, valid and binding obligation of Mortgagor and, to the best of Mortgagor's knowledge and belief, is generally enforceable against any other party thereto. As of the date hereof, no default exists on the part of Mortgagor or to the best of Mortgagor's knowledge and belief, on the part of any other party thereto, or with the passing of time or the giving of notice or both would exist, under any Contract which would, in the aggregate, have a material adverse effect on Mortgagor or the Mortgaged Property;

                  (q) No Contract other than the Permitted Encumbrances provides any party with the right to obtain a lien or encumbrance upon the Mortgaged Property superior to the lien of this Mortgage;

                  (r) Mortgagor and the Mortgaged Property are free from any past due obligations for sales and payroll taxes;

                  (s) There are no security agreements or financing statements affecting all or any portion of the Mortgaged Property other than (i) as disclosed in writing by Mortgagor to Mortgagee prior to the date hereof and
(ii) the security agreements and financing statements created in favor of Mortgagee;

                  (t) Mortgagor has delivered true, correct and complete schedules and other documents (collectively, the "Rent Roll") as of the date hereof, which as of the date thereof

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accurately and completely sets forth in all material respects for each Lease affecting the Mortgaged Property, the following: the name of the Tenant, the Lease expiration date, extension and renewal provisions, the base rent payable, and any security deposit held thereunder;

                  (u) Each Lease constitutes the legal, valid and binding obligation of Mortgagor and, to the best of Mortgagor's knowledge and belief, is enforceable against the Tenant thereof in all material respects. As of the date hereof, no default on the part of Mortgagor or to the best of Mortgagor's knowledge and belief, on the part of any other party thereto exists, or with the passing of time or the giving of notice or both would exist, under any Lease which would, in the aggregate, have a material adverse effect on Mortgagor or the Mortgaged Property;

                  (v) No Tenant under any Lease has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised;

                  (w) As of the date hereof, all work to be performed by Mortgagor under the Leases has been substantially performed, all contributions to be made by Mortgagor to the Tenants thereunder have been made and all other conditions precedent to each such Tenant's obligations thereunder have been satisfied except as disclosed to Mortgagee;

                  (x) As of the date hereof, each Tenant under a Lease has entered into occupancy of the demised premises except as disclosed to Mortgagee;

                  (y) As of the date hereof, Mortgagor has delivered to Mortgagee true, correct and complete copies of all Leases described in the Rent Roll;

                  (z) To the best of Mortgagor's knowledge and belief, each Tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors;

                  (aa) No Lease provides any party with the right to obtain a lien or encumbrance upon the Mortgaged Property superior to the lien of this Mortgage;

                  (bb) Mortgagor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations;

                  (cc) The Permitted Encumbrances do not and will not materially adversely affect (i) the ability of Mortgagor to pay in full the Debt in a timely manner and (ii) the use of the Mortgaged Property for the use currently being made thereof, the operation of the Mortgaged Property as currently being operated or the value of the Mortgaged Property; and

                  (dd) The REA is in full force and effect and no material default, breach or violation exists on the part of Mortgagor or to its knowledge on the part of other parties thereto, or with the passing of time or giving of notice or both, will exist under the REA. Neither the execution and delivery of the Loan Documents, the Mortgagor's performance thereunder, the

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recordation of this Mortgage, nor the exercise of any remedies by Mortgagee, will constitute a breach or default under the REA.

         1.2. DEFENSE OF TITLE. If, while this Mortgage is in force, the title to the Mortgaged Property or the interest of Mortgagee therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner, Mortgagor, at Mortgagor's expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel approved by Mortgagee, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Mortgagee determines that Mortgagor is not adequately performing its obligations under this Section and that such failure may materially and adversely impair the Mortgaged Property or any portion thereof the security of any lien or security interest created hereunder or under any of the other Loan Documents, Mortgagee may after reasonable notice, without limiting or waiving any other rights or remedies of Mortgagee hereunder, take such steps with respect thereto as Mortgagee shall deem necessary or proper and any and all costs and expenses reasonably incurred by Mortgagee in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

         1.3. PERFORMANCE OF OBLIGATIONS. Mortgagor shall pay when due the principal of and the interest on the Debt in accordance with the terms of the Note. Mortgagor shall also pay all charges, fees and other sums required to be paid by Mortgagor as provided in the Loan Documents, in accordance with the terms of the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Mortgagor set forth in the Loan Documents in accordance with their terms. Further, Mortgagor shall promptly and strictly perform and comply with all material covenants, conditions, obligations and prohibitions required of Mortgagor in connection with any other material document or instrument affecting title to the Mortgaged Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Mortgage.

         1.4. INSURANCE. Mortgagor shall, at Mortgagor's expense, maintain in force and effect on the Mortgaged Property at all times while this Mortgage continues in effect the following insurance:

                  (a) Insurance against loss or damage to the Mortgaged Property by fire, windstorm, tornado and hail and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an "all-risk" form of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements (as established by an MAI appraisal), without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Mortgagee's election, by reference to such indices, appraisals or information as Mortgagee determines in its reasonable discretion in order to reflect increased value due to inflation. Absent

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such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Mortgagor shall also maintain insurance against loss or damage to furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Mortgaged Property and owned by Mortgagor from time to time to the extent applicable. Each policy shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Mortgagee's approval. The maximum deductible shall be $100,000.00.

                  (b) Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Premises or the Improvements in amounts not less than $1,000,000.00 per occurrence and $5,000,000.00 in the aggregate plus umbrella coverage in an amount not less than $5,000,000.00. Mortgagee hereby retains the right to periodically review the amount of said liability insurance being maintained by Mortgagor and to require an increase in the amount of said liability insurance should Mortgagee deem an increase to be reasonably prudent under then existing circumstances.

                  (c) Boiler and machinery insurance is required if steam boilers or other pressure-fired vessels are in operation at the Premises. Minimum liability coverage per accident must equal the greater of the replacement cost (insurable value) of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00. If one or more large HVAC units is in operation at the Premises, "Systems Breakdowns" coverage shall be required, as determined by Mortgagee. Minimum liability coverage per accident must equal the value of such unit(s).

                  (d) If the Improvements or any part thereof is situated in an area designated by the Federal Emergency Management Agency ("FEMA") as a special flood hazard area (Zone A or Zone V), flood insurance in an amount equal to the lesser of: (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the Debt if replacement cost coverage is not available for the type of building insured), or (b) the maximum insurance available under the appropriate National Flood Insurance Administration program. The maximum deductible shall be $3,000.00 per building or a higher minimum amount as required by FEMA or other applicable law.

                  (e) During the period of any construction, renovation or alteration of the existing Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000, at Mortgagee's request, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Mortgagee, may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Mortgagee, shall be required.

                  (f) When and to the extent required by applicable law, ordinance or other regulation, Worker's Compensation and Employer's Liability Insurance covering all persons subject to the worker's compensation laws of the state in which the Mortgaged Property is located.

                  (g) Business income (loss of rents) insurance in amounts sufficient to compensate Mortgagor for all Rents or income during a period of not less than eighteen (18) months. The amount of coverage shall be adjusted annually to reflect the Rents or income payable during the succeeding eighteen
(18) month period.

                  (h) Such other insurance on the Mortgaged Property or on any replacements or substitutions thereof or additions thereto as may from time to time be reasonably required by Mortgagee against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, Sinkhole, Mine Subsidence, Earthquake and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

         All such insurance shall (i) be with insurers fully licensed and authorized to do business in the state within which the Premises is located and who have and maintain a rating of at least A-XI from A.M. Best, (ii) contain the complete address of the Premises (or a complete legal description), (iii) be for terms of at least one year, with premium prepaid, and (iv) be subject to the reasonable approval of Mortgagee as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates, and
(vi) include a standard, non-contributory, mortgagee clause naming EXACTLY:

                           First Union National Bank,
                           its Successors and Assigns ATIMA
                           Attn.: Structured Products Servicing
                           8739 Research Drive, Building URP4
                           Charlotte, North Carolina 28288-1075

(a) as an additional insured under all liability insurance policies, (b) as the first mortgagee on all property insurance policies and (c) as the loss payee on all loss of rents or loss of business income insurance policies.

         Mortgagor shall, as of the date hereof, deliver to Mortgagee evidence that said insurance policies have been prepaid as required above and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Mortgagee. Mortgagor shall renew all such insurance and deliver to Mortgagee certificates and policies evidencing such renewals at least thirty (30) days before any such insurance shall expire. Mortgagor further agrees that each such insurance policy: (i) shall provide for at least thirty
(30) days' prior written notice to Mortgagee prior to any policy reduction or cancellation for any reason other than non-payment of premium and at least ten
(10) days' prior written notice to Mortgagee prior to any cancellation due to non-payment of premium; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Mortgagee in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of subrogation against Mortgagee; (iv) in the event that the Premises or the

Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages; and (v) may be in the form of a blanket policy provided that, in the event that any such coverage is provided in the form of a blanket policy, Mortgagor hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Mortgaged Property or by any other action not relating to the Mortgaged Property which would otherwise permit the issuer thereof to cancel the coverage thereof, will require the Mortgaged Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Mortgaged Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Mortgagee's applicable insurance requirements set forth in this Section 1.4. The delivery to Mortgagee of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Mortgaged Property by Mortgagor to Mortgagee as further security for the Debt. In the event of foreclosure of this Mortgage, or other transfer of title to the Mortgaged Property in extinguishment in whole or in part of the Debt, all right, title and interest of Mortgagor in and to all proceeds payable under such policies then in force concerning the Mortgaged Property shall thereupon vest in the purchaser at such foreclosure, or in Mortgagee or other transferee in the event of such other transfer of title. Approval of any insurance by Mortgagee shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by this Mortgage or evidence of their renewal as required herein, Mortgagee may, but shall not be obligated to, procure such insurance and Mortgagor shall pay all reasonable amounts advanced by Mortgagee therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Mortgagee until actually repaid by Mortgagor, promptly upon demand by Mortgagee. Any amounts so advanced by Mortgagee, together with interest thereon, shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Mortgagee shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Mortgagee has caused the insurance to be placed with the insurer after failure of Mortgagor to furnish such insurance. Mortgagor shall not obtain insurance for the Mortgaged Property in addition to that required by Mortgagee without the prior written consent of Mortgagee, which consent will not be unreasonably withheld provided that (i) Mortgagee is a named insured on such insurance, (ii) Mortgagee receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein. Notwithstanding anything to the contrary, Mortgagor shall not be required to insure those portions of the Improvements that tenants are, by the terms of their leases, required to insure, if and for so long as such tenants actually provide such insurance.

         1.5. PAYMENT OF TAXES. Mortgagor shall pay or cause to be paid, except to the extent provision is actually made therefor pursuant to Section 1.6 of this Mortgage, all taxes and assessments which are or may become a lien on the Mortgaged Property or which are assessed against or imposed upon the Mortgaged Property. Mortgagor shall furnish Mortgagee with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Mortgagor may, in good faith, by appropriate proceedings and upon notice to Mortgagee, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, and (b) Mortgagee determines, in its reasonable opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Mortgaged Property or any part thereof or any interest of Mortgagee therein, or (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Mortgagor deposits in the Impound Account (as hereinafter defined) an amount determined by Mortgagee to be adequate to cover the payment of such tax or assessment and a reasonable additional sum equal to or reasonable estimate of possible interest, costs and penalties; provided, however, that Mortgagor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold, lost or forfeited.

         1.6. TAX AND INSURANCE IMPOUND ACCOUNT. Mortgagor shall establish and maintain at all times while this Mortgage continues in effect an impound account (the "Impound Account") with Mortgagee for payment of real estate taxes and assessments and insurance on the Mortgaged Property and as additional security for the Debt. Simultaneously with the execution hereof, Mortgagor shall deposit in the Impound Account an amount reasonably determined by Mortgagee to be necessary to ensure that there will be on deposit with Mortgagee an amount which, when added to the monthly payments subsequently required to be deposited with Mortgagee hereunder on account of real estate taxes, assessments and insurance premiums, will result in there being on deposit with Mortgagee in the Impound Account an amount sufficient to pay the next due installment of real estate taxes and assessments on the Mortgaged Property at least one (1) month prior to the earlier of (a) the due date thereof or (b) any such date by which Mortgagor or Mortgagee is required by law to pay same and the next due insurance premiums with respect to the Mortgaged Property at least one (1) month prior to the due date thereof. Commencing on the first monthly payment date under the Note and continuing thereafter on each monthly payment date under the Note, Mortgagor shall pay to Mortgagee, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Mortgaged Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Mortgagor is required to maintain hereunder, each as estimated and determined by Mortgagee. So long as no Event of Default has occurred, all sums in the Impound Account shall be held by Mortgagee in the Impound Account to pay said taxes, assessments and insurance premiums before the same become delinquent. Mortgagor shall be responsible for ensuring the receipt by Mortgagee, at least thirty (30) days prior to the respective due date for payment thereof, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and so long as no Event of Default has occurred, Mortgagee shall pay the governmental authority or other party entitled thereto directly to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Mortgagee shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. No interest on funds contained in the Impound Account, if any, shall be paid by Mortgagee to Mortgagor.

         1.7.     Intentionally Omitted Prior To Execution.

         1.8.     REPLACEMENT RESERVE.

                  (a) As additional security for the Debt, Mortgagor shall establish and maintain at all times while this Mortgage continues in effect a repair reserve (the "Replacement Reserve") with Mortgagee for payment of costs and expenses incurred by Mortgagor in connection with the performance of work to the Improvements including but not limited to roofs, chimneys, gutters, downspouts, paving, curbs, ramps, driveways, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, elevators and mechanical, electrical, plumbing and HVAC equipment (collectively, the "Repairs"), provided such costs and expenses are incurred for repairs (i) not incurred for ordinary wear and tear at the Mortgaged Property and (ii) categorized under generally accepted accounting principles as a capital expense and not as an operating expense. Commencing on June 1, 2004 and continuing on each monthly Payment Date thereafter under the Note, Mortgagor shall pay to Mortgagee, concurrently with and in addition to the monthly payment due under the Note and until the Debt is fully paid and performed, a deposit to the Replacement Reserve in an amount equal to $3,502.70 per month. So long as no Event of Default has occurred, all sums in the Replacement Reserve shall be held by Mortgagee in the Replacement Reserve to pay the costs and expenses of Repairs. So long as no Default (as hereinafter defined) or Event of Default has occurred, Mortgagee shall, to the extent funds are available in the Replacement Reserve, disburse to Mortgagor the amount incurred and paid by Mortgagor in performing such Repairs within ten (10) days following: (a) the receipt by Mortgagee of a written request from Mortgagor for disbursement from the Replacement Reserve and a certification by Mortgagor in the form attached hereto as Exhibit B; (b) the delivery to Mortgagee of paid invoices, receipts or other evidence reasonably satisfactory to Mortgagee, verifying the cost and payment of performing the Repairs; (c) for disbursement requests in excess of $10,000.00 per item, the delivery to Mortgagee of affidavits, lien waivers or other evidence reasonably satisfactory to Mortgagee showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property have been paid all amounts due for labor and materials furnished to the Mortgaged Property, conditioned only upon such parties' actual receipt (if by check, subject to collection) of such amount due for said labor and materials; (d) for disbursement requests in excess of $10,000.00 per item, delivery to Mortgagee of a certification from an inspecting architect or other third party acceptable to Mortgagee describing the completed Repairs and verifying the state of completion of the Repairs and the value of the completed Repairs; and (e) for disbursement requests in excess of $10,000.00 per item, delivery to Mortgagee of a new certificate of occupancy for the portion of the Improvements covered by such Repairs, if said new certificate of occupancy is required by law, or a certification by Mortgagor that no new certificate of occupancy is required; and
(f) the receipt by Mortgagee of an administrative fee in the amount of $150.00. Mortgagee shall not be required to make advances from the Replacement Reserve more frequently than once in any thirty (30) day period. In making any payment from the Replacement Reserve, Mortgagee shall be entitled to rely on such request from Mortgagor without any inquiry into the accuracy, validity or contestability of any such amount. Mortgagee may, at Mortgagor's expense, make or cause to be made during the term of this Mortgage an annual inspection of the Mortgaged Property to determine the need, as determined by Mortgagee in its reasonable judgment, for further Repairs of the Mortgaged Property. In the event that such inspection reveals that further Repairs of the Mortgaged Property are required, Mortgagee shall provide Mortgagor with a written description of the required Repairs and Mortgagor shall complete such Repairs to the reasonable satisfaction of Mortgagee within ninety (90) days after the receipt of such description from Mortgagee, or such later date as may be approved by Mortgagee in its reasonable discretion. Interest on the funds contained in the Replacement Reserve shall be credited to Mortgagor as provided in Section 4.31 hereof.

                  (b) As additional security for the payment and performance by Mortgagor of all duties, responsibilities and obligations under the Note and the other Loan Documents, Mortgagor hereby unconditionally and irrevocably assigns, conveys, pledges, mortgages, transfers, delivers, deposits, sets over and confirms unto Mortgagee, and hereby grants to Mortgagee a security interest in, (i) the Impound Account, the Replacement Reserve, the Repair and Remediation Reserve (as hereinafter defined) and any other reserve or escrow account established pursuant to the terms hereof or of any other Loan Document (collectively, the "Reserves"), (ii) the accounts into which the Reserves have been deposited, (iii) all insurance on said accounts, (iv) all accounts, contract rights and general intangibles or other rights and interests pertaining thereto, (v) all sums now or hereafter therein or represented thereby, (vi) all replacements, substitutions or proceeds thereof, (vii) all instruments and documents now or hereafter evidencing the Reserves or such accounts, (viii) all powers, options, rights, privileges and immunities pertaining to the Reserves (including the right to make withdrawals therefrom), and (ix) all proceeds of the foregoing. Mortgagor hereby authorizes and consents to the account into which the Reserves have been deposited being held in Mortgagee's name or the name of any entity servicing the Note for Mortgagee and hereby acknowledges and agrees that Mortgagee, or at Mortgagee's election, such servicing agent, shall have exclusive control over said account, subject to the applicable provisions of the Loan Documents. Notice of the assignment and security interest granted to Mortgagee herein may be delivered by Mortgagee at any time to the financial institution wherein the Reserves have been established, and Mortgagee, or such servicing entity, shall have possession of all passbooks or other evidences of such accounts. Mortgagor hereby assumes all risk of loss with respect to amounts on deposit in the Reserves so long as such amounts are deposited into "Permitted Investments" as defined in Exhibit D. Mortgagor hereby knowingly, voluntarily and intentionally stipulates, acknowledges and agrees that the advancement of the funds from the Reserves as set forth herein is at Mortgagor's direction and is not the exercise by Mortgagee of any right of set-off or other remedy upon an event, which with the passage of time or the giving of notice or both would constitute an Event of Default (a "Default") or an Event of Default. Mortgagor hereby waives all right to withdraw funds from the Reserves except as provided for in this Mortgage. If an Event of Default shall occur hereunder or under any other of the Loan Documents Mortgagee may, without notice or demand on Mortgagor, at its option: (A) withdraw any or all of the funds (including, without limitation, interest) then remaining in the Reserves and apply the same, after deducting all costs and expenses of safekeeping, collection and delivery (including, but not limited to, reasonable attorneys' fees, costs and expenses) to the Debt or any other obligations of Mortgagor under the other Loan Documents in such manner as Mortgagee shall deem appropriate in its sole discretion, and the excess, if any, shall be paid to Mortgagor, (B) exercise any and all rights and remedies of a secured party under any applicable Uniform Commercial Code, or (C) exercise any other remedies available at law or in equity. No such use or application of the funds contained in the Reserves shall be deemed to cure any Default or Event of Default.

                  (c) The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds, but, at Mortgagee's option and in Mortgagee's discretion, may either be held, subject to the applicable provisions of the Loan Documents, in a separate account or be commingled by Mortgagee with the general funds of Mortgagee. The Reserves are solely for the protection of Mortgagee and entail no responsibility on Mortgagee's part beyond the payment of the respective items for which they are held following receipt of bills, invoices or statements therefor in accordance with the terms hereof. Upon assignment of this Mortgage by Mortgagee, any funds in the Reserves shall be turned over to the assignee and Mortgagee, as assignor shall have no responsibility for such funds from and after the date that the assignee assumes Mortgagee's obligations with respect to such funds under the Loan Documents. If the funds in the applicable Reserve shall exceed the amount of payments actually applied by Mortgagee for the purposes and items for which the applicable Reserve is held, such excess may be credited by Mortgagee on subsequent payments to be made hereunder or, at the option of Mortgagee, refunded to Mortgagor. If, however, the applicable Reserve shall not contain sufficient funds to pay the sums required by the dates on which such sums are required to be on deposit in such account, Mortgagor shall, within ten (10) days after receipt of written notice thereof, deposit with Mortgagee the full amount of any such deficiency. If Mortgagor shall fail to deposit with Mortgagee the full amount of such deficiency as provided above, Mortgagee shall have the option, but not the obligation, to make such deposit, and all amounts so deposited by Mortgagee, together with interest thereon at the Default Interest Rate from the date so deposited by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. If there is an Event of Default under this Mortgage, Mortgagee may, but shall not be obligated to, apply at any time the balance then remaining in any or all of the Reserves against the Debt in whatever order Mortgagee shall subjectively determine. No such application of any or all of the Reserves shall be deemed to cure any Event of Default. Upon full payment of the Debt in accordance with its terms or at such earlier time as Mortgagee may elect, the balance of any or all of the Reserves then in Mortgagee's possession shall be paid over to Mortgagor and no other party shall have any right or claim thereto.

         1.9. CASUALTY AND CONDEMNATION. Mortgagor shall give Mortgagee prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Mortgaged Property or any portion thereof. All insurance proceeds on the Mortgaged Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the

Mortgaged Property or for any damage or injury to it for any loss or diminution in value of the Mortgaged Property occasioned thereby, are hereby assigned to and shall be paid to Mortgagee. Mortgagee will consult with Mortgagor concerning any damage, condemnation or taking, provided such obligation to consult shall in no way impair Mortgagee's rights, powers and privileges to participate and/or act with respect to any such damage, condemnation or taking. Mortgagee may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries, and Mortgagee is hereby authorized, in its own name or in Mortgagor's name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Mortgagor shall from time to time deliver to Mortgagee any instruments required to permit such participation; provided, however, that, so long as no Default or Event of Default shall have occurred, Mortgagee shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $2,150,000.00. Mortgagee shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

                  (a) In the event that less than sixty percent (60%) of the gross leasable area of the Improvements located on the Premises have been taken or destroyed, then if and so long as:

                           (i)      no Default or Event of Default has occurred
hereunder or under any of the other Loan Documents, and

                           (ii)     the Mortgaged Property can, in Mortgagee's
reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (i) nine (9) months after the receipt of insurance proceeds or condemnation awards by either Mortgagor or Mortgagee, and (ii) sixty (60) days prior to the stated maturity date of the Note, and

                           (iii)    all necessary governmental approvals can be
obtained to allow the rebuilding and reoccupancy of the Mortgaged Property as described in Section (a)(ii) above, and

                           (iv)     there are sufficient sums available (through
insurance proceeds or condemnation awards and contributions by Mortgagor, the full amount of which shall, at Mortgagee's option, have been deposited with Mortgagee (or as to business interruption insurance, will be deposited with Mortgagor) for disbursement to contractors and suppliers as work proceeds) for such restoration or repair (including, without limitation, for any reasonable and customary costs and expenses of Mortgagee to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

                           (v)      the economic feasibility of the Improvements
after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Mortgaged Property and debt service on the Debt in full with the same coverage ratio considered by Mortgagee in its determination to make the loan secured hereby, including an assessment of the impact of the termination of any Leases due to such casualty or condemnation, and

                           (vi)     in the event that the insurance proceeds or
condemnation awards received as a result of such casualty or partial taking exceed the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $2,150,000, Mortgagor shall have delivered to Mortgagee, at Mortgagor's sole cost and expense, an appraisal report in form and substance satisfactory to Mortgagee appraising the value of the Mortgaged Property as proposed to be restored or repaired to be not less than the appraised value of the Mortgaged Property considered by Mortgagee in its determination to make the loan secured hereby, and

                           (vii)    Mortgagor so elects by written notice
delivered to Mortgagee within ten (10) days after settlement of the aforesaid insurance or condemnation claim to restore,

then, Mortgagee shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required for such restoration or repair, and any funds deposited by Mortgagor therefor, to Mortgagor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance reasonably satisfactory to Mortgagee. If after completion of such restoration, any amount remains undisbursed, Mortgagee shall disburse to Mortgagor an amount equal to any cash deposits made by Mortgagor, to the extent available, and shall apply any remainder to payment of the Debt in whatever order Mortgagee directs in its absolute discretion.

                  (b) In all other cases, namely, in the event that sixty percent (60%) or more of the Improvements located on the Premises have been taken or destroyed or Mortgagor does not elect to restore or repair the Mortgaged Property pursuant to clause (a) above or otherwise fails to meet the requirements of clause (a) above, then, in any of such events, Mortgagee shall elect, in Mortgagee's absolute discretion and without regard to the adequacy of Mortgagee's security, to do either of the following: (1) accelerate the maturity date of the Note and declare any and all of the Debt to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the Debt in whatever order Mortgagee directs in its absolute discretion, with any remainder being paid to Mortgagor, or (2) notwithstanding that Mortgagor may have elected not to restore or repair the Mortgaged Property pursuant to the provisions of Section 1.9(a)(vii) above, require Mortgagor to restore or repair the Mortgaged Property in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the deposit by Mortgagor with Mortgagee, within thirty (30) days after demand therefor, of any deficiency reasonably determined by Mortgagee to be necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including Mortgagee's reasonable and customary costs and expenses to be incurred in connection therewith, the prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance reasonably satisfactory to Mortgagee in its discretion, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being applied by Mortgagee for payment of the Debt in whatever order Mortgagee directs in its absolute discretion.

Any reduction in the Debt resulting from Mortgagee's application of any sums received by it hereunder shall take effect only when Mortgagee actually receives such sums and applies such sums to the Debt and, in any event, the unpaid portion of the Debt shall remain in full force and effect and Mortgagor shall not be excused in the payment thereof. Partial payments received by Mortgagee, as described in the preceding sentence, shall be applied to the final principal payment due under the Note and thereafter to the monthly installments due under the Note in the inverse order of their due date; provided, however, that in such event, no prepayment premium or fee shall be due and Mortgagee shall be deemed to have waived the benefit of Section 1.04 of the Note relative to the amounts so applied in reduction of the Debt provided no Event of Default, nor any event which with the giving of notice of passage of time or both shall have occurred and be continuing. If Mortgagor elects or Mortgagee directs Mortgagor to restore or repair the Mortgaged Property after the occurrence of a casualty or partial taking of the Mortgaged Property as provided above, Mortgagor shall promptly and diligently, at Mortgagor's sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Mortgagor shall pay to Mortgagee all reasonable and customary costs and expenses of Mortgagee incurred in administering said rebuilding, restoration or repair, provided that Mortgagee makes such proceeds or award available for such purpose. Mortgagor agrees to execute and deliver from time to time such further instruments as may be requested by Mortgagee to confirm the foregoing assignment to Mortgagee of any award, damage, insurance proceeds, payment or other compensation. Mortgagee is hereby irrevocably constituted and appointed the attorney-in-fact of Mortgagor (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

                  1.10. CONSTRUCTION LIENS. Mortgagor shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Premises or the Improvements; provided, however, that, Mortgagor shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Mortgagee and provided that neither the Mortgaged Property nor any interest is or could reasonably be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Mortgagor shall contest any such claim or demand, Mortgagor shall promptly notify Mortgagee of such contest and thereafter shall, upon Mortgagee's request, promptly provide a bond, cash deposit or other security satisfactory to Mortgagee in Mortgagee's reasonable discretion to protect Mortgagee's interest and security or cause the title insurer to affirmatively insure Mortgagee's interest over any lien arising therefrom should the contest be unsuccessful. If Mortgagor shall fail to promptly discharge or provide security against any such claim or demand or to provide title insurance coverage as aforesaid, Mortgagee may do so and any and all expenses reasonably incurred by Mortgagee, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

         1.11. RENTS AND PROFITS. As additional and collateral security for the payment of the Debt and cumulative of any and all rights and remedies herein provided for, Mortgagor hereby absolutely and presently assigns to Mortgagee all existing and future Rents and Profits. Mortgagor hereby grants to Mortgagee the sole, exclusive and immediate right, without taking possession of the Mortgaged Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Mortgagor does hereby irrevocably make, constitute and appoint Mortgagee its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any portion of the Debt is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor, and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof). Mortgagee shall be without liability for any loss which may arise from a failure or inability to collect Rents, proceeds or other payments. However, until the occurrence of an Event of Default under this Mortgage or under any other of the Loan Documents, Mortgagor shall have a right and license to collect, receive, use and enjoy the Rents and Profits when due and prepayments thereof for not more than one (1) month prior to due date thereof. Upon the occurrence of an Event of Default, Mortgagor's license shall automatically terminate without notice to Mortgagor and Mortgagee may thereafter, without taking possession of the Mortgaged Property, collect the Rents and Profits itself or by an agent or receiver. From and after the termination of such license, Mortgagor shall be the agent of Mortgagee in collection of the Rents and Profits, and all of the Rents and Profits so collected by Mortgagor shall be held in trust by Mortgagor for the sole and exclusive benefit of Mortgagee, and Mortgagor shall, within one (1) business day after receipt of any Rents and Profits, pay the same to Mortgagee to be applied by Mortgagee as hereinafter set forth. Neither the demand for or collection of Rents and Profits by Mortgagee shall constitute any assumption by Mortgagee of any obligations under any agreement relating thereto. Mortgagee is obligated to account only for such Rents and Profits as are actually collected or received by Mortgagee. Mortgagor irrevocably agrees and consents that the respective payors of the Rents and Profits shall, upon demand and notice from Mortgagee of an Event of Default, pay said Rents and Profits to Mortgagee without liability on such payor's part to determine the actual existence of any Event of Default claimed by Mortgagee. Mortgagor hereby waives any right, claim or demand which Mortgagor may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Mortgagee, and any such payment shall discharge such payor's obligation to make such payment to Mortgagor. All Rents collected or received by Mortgagee may be applied against all reasonable and customary expenses of collection, including, without limitation, reasonable attorneys' fees, against costs of operation and management of the Mortgaged Property and against the Debt, in whatever order or priority as to any of the items so mentioned as Mortgagee directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Mortgagee of any rights under this Section nor the application of any Rents to the Debt shall cure or be deemed a waiver of any Event of Default. The assignment of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Mortgaged Property. Mortgagor has executed an Assignment of Leases and Rents dated of even date herewith (the "Assignment") in favor of Mortgagee covering all of the right, title and interest of Mortgagor, as landlord, lessor or licensor, in and to any Leases. All rights and remedies granted to Mortgagee under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Mortgagee hereunder.

         1.12.    LEASES.

                  (a) Mortgagor covenants and agrees that it shall not enter into any Lease which (A) affects the lesser of (x) five percent (5%) of the gross leaseable area of the Improvements of the Premises and (y) 20,000 square feet or more of the Mortgaged Property or (B) has a term of more than
(10) years, without the prior written approval of Mortgagee, which approval shall not be unreasonably withheld. The request for approval of each such proposed new Lease shall be made to Mortgagee in writing and shall state that, pursuant to the terms of this Mortgage, failure to approve or disapprove such proposed Lease within ten (10) business days is deemed approval and Mortgagor shall furnish to Mortgagee (and any loan servicer specified from time to time by Mortgagee): (i) complete biographical and financial information about the proposed Tenant as Mortgagee may reasonably require in conjunction with its review, (ii) a copy of the proposed form of Lease, and (iii) a summary of the material terms of such proposed Lease (including, without limitation, rental terms and the term of the proposed lease and any options). It is acknowledged that Mortgagee intends to include among its criteria for approval of any such proposed Lease the following: (i) such Lease shall be with a bona-fide arm's-length lessee; (ii) such Lease shall not contain any rental or other concessions which are not then customary and reasonable for similar properties and leases in the market area of the Premises; (iii) such Lease shall provide that the Tenant pays for a share of taxes, utilities, common area maintenance charges and other expenses attributable to its occupancy; (iv) the rental and other economic terms thereof shall, in the aggregate, be at least at the market rate then prevailing for similar properties and leases in the market areas of the Premises; and (v) such Lease shall contain subordination and attornment provisions in form and content acceptable to Mortgagee in its reasonable discretion. Failure of Mortgagee to approve or disapprove any such proposed Lease within ten (10) business days after receipt of such written request and all the documents and information required to be furnished to Mortgagee with such request shall be deemed approval by Mortgagee, provided that the written request for approval specifically mentioned the same. Notwithstanding anything to the contrary, the approval procedures for the Leases that are set forth in this Section 1.12(a) shall apply to the submission of all Leases and all amendments, modifications, supplements, restatements, extensions, renewals, waivers, releases, consents, assignments, terminations and other Lease-related actions and documents for which Mortgagee's consent or approval is required under the Loan Documents.

                  (b) Prior to execution of any Leases of space in the Improvements or otherwise at the Mortgaged Property after the date hereof, Mortgagor shall submit to Mortgagee, for Mortgagee's prior approval, which approval shall not be unreasonably withheld, a copy of the form lease Mortgagor plans to use in leasing space in the Improvements or at the Mortgaged

Property. All such Leases of space in the Improvements or at the Mortgaged Property shall be on terms consistent with the terms for similar leases in the market area of the Premises, shall provide for free rent only if the same is consistent with prevailing market conditions and shall provide for market rents then prevailing in the market area of the Premises. Such Leases shall also provide for security deposits where warranted by the tenant's financial condition in reasonable amounts consistent with prevailing market conditions. Mortgagor shall also submit to Mortgagee for Mortgagee's approval or deemed approval within the time provided thereunder in Section 1.12(a), which approval shall not be unreasonably withheld, prior to the execution thereof, any proposed Lease of the Improvements or any portion thereof that differs materially and adversely from the aforementioned form Lease. Mortgagor shall not execute any Lease for all or a substantial portion of the Mortgaged Property, except for an actual occupancy by the Tenant, lessee or licensee thereunder, and shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases with respect to the Mortgaged Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. Mortgagor shall furnish to Mortgagee, within ten (10) days after a request by Mortgagee to do so, but in any event by January 1 of each year, a current Rent Roll, certified by Mortgagor as being true and correct, containing the names of all Tenants with respect to the Mortgaged Property, the terms of their respective Leases, the spaces occupied and the rentals or fees payable thereunder and the amount of each Tenant's security deposit. Upon the request of Mortgagee, Mortgagor shall deliver to Mortgagee a copy of each such Lease not previously delivered. Mortgagor shall not do or suffer to be done any act, or omit to take any action, that might result in a default by the landlord, lessor or licensor under any such Lease or allow the Tenant thereunder to withhold payment of rent or cancel or terminate such Lease pursuant to the provisions thereof, except as otherwise provided herein. Mortgagor shall not further assign any such Lease or any such Rents and Profits. Except as otherwise provided herein, Mortgagor, at no cost or expense to Mortgagee, shall enforce in a commercially reasonable manner, short of termination, the performance and observance of each and every condition and covenant of each of the parties under such Leases and Mortgagor shall not anticipate, discount, release, waive, compromise or otherwise discharge any rent payable under any of the Leases. Mortgagor shall not, without the prior written consent of Mortgagee, modify any of the Leases, terminate or accept the surrender of any Leases, waive or release any other party from the performance or observance of any obligation or condition under such Leases (including, without limitation, modifying, terminating or releasing any guaranty, letter of credit or other credit support thereof) except, with respect only to (A) Leases affecting less than the lesser of (x) five percent (5%) of the gross leaseable area of the Improvements and (y) 20,000 square feet, or (B) having a term of less than ten (10) years, in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Mortgaged Property is located. Mortgagor shall not permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the due date thereof.

                  (c) Each Lease executed after the date hereof affecting any of the Premises or the Improvements must provide, in a manner reasonably approved by Mortgagee, that the Tenant will recognize as its landlord, lessor or licensor, as applicable, and attorn to any person succeeding to the interest of Mortgagor upon any foreclosure of this Mortgage or deed in lieu of foreclosure. Each such Lease shall also provide that, upon request of said successor-in-interest, the Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for in this Section; provided, however, that neither Mortgagee nor any successor-in-interest shall be bound by any payment of rent for more than one (1) month in advance (unless said rent is actually received by Mortgagee or such successor-in-interest, and then only to the extent thereof), or any amendment or modification of said Lease made without the express written consent of Mortgagee or said successor-in-interest unless such amendment or modification is deemed approved in accordance with the provisions of Section 1.12(a), if such consent is otherwise required under
Section 1.12(a) or (b). Mortgagee may at any time and from time to time by specific written instrument intended for such purpose, unilaterally subordinate the lien of this Mortgage to any Lease, without joinder or consent of, or notice to, Mortgagor, any Tenant or any other person. Notice is hereby given to each Tenant under a Lease of such right to subordinate. No subordination referred to in this Section shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Mortgage to any Lease.

                  (d) Upon the occurrence of an Event of Default under this Mortgage, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Mortgage, forthwith, upon demand of Mortgagee, Mortgagor shall surrender to Mortgagee, and Mortgagee shall be entitled to take actual possession of, the Mortgaged Property or any part thereof personally, or by its agent or attorneys. In such event, Mortgagee shall have, and Mortgagor hereby gives and grants to Mortgagee, the right, power and authority to make and enter into Leases with respect to the Mortgaged Property or portions thereof for such rents and for such periods of occupancy and upon conditions and provisions as Mortgagee may deem desirable in its sole discretion, and Mortgagor expressly acknowledges and agrees that the term of any such Lease may extend beyond the date of any foreclosure sale of the Mortgaged Property, it being the intention of Mortgagor that in such event Mortgagee shall be deemed to be and shall be the attorney-in-fact of Mortgagor for the purpose of making and entering into Leases of parts or portions of the Mortgaged Property for the rents and upon the terms, conditions and provisions deemed desirable to Mortgagee in its sole discretion and with like effect as if such Leases had been made by Mortgagor as the owner in fee simple of the Mortgaged Property free and clear of any conditions or limitations established by this Mortgage. The power and authority hereby given and granted by Mortgagor to Mortgagee shall be deemed to be coupled with an interest, shall not be revocable by Mortgagor so long as any portion of the Debt is outstanding, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof. In connection with any action taken by Mortgagee pursuant to this Section, Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of Mortgagee in managing the Mortgaged Property other than Mortgagee's or its agent's, employee's and contractor's gross negligence, willful misconduct or breach of express provisions of the Loan Documents, nor shall Mortgagee be obligated to perform or discharge any obligation, duty or liability under any Lease covering the Mortgaged Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Mortgagor shall, and does hereby, indemnify Mortgagee for, and hold

Mortgagee harmless from, any and all claims, actions, demands, liabilities, loss or damage which may or might be incurred by Mortgagee under any such Lease or under this Mortgage or by the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such Lease other than those finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of Mortgagee. Should Mortgagee incur any such liability covered by such indemnity, the amount thereof, including, without limitation, costs, expenses and reasonable attorneys' fees, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt. Nothing in this Section shall impose on Mortgagee any duty, obligation or responsibility for the control, care, management or repair of the Mortgaged Property, or for the carrying out of any of the terms and conditions of any such Lease, nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Mortgaged Property by the Tenants or by any other parties or for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property except for Mortgagee's gross negligence or willful misconduct.

         1.13.    ALIENATION AND FURTHER ENCUMBRANCES.

                  (a) Mortgagor acknowledges that Mortgagee has relied upon the principals of Mortgagor and their experience in owning and operating the Mortgaged Property and properties similar to the Mortgaged Property in connection with the closing of the loan evidenced by the Note. Accordingly, and except for dispositions of minor amounts of used personal property in the normal course of business (because of obsolescence or otherwise), disbursements from the Reserves permitted by Mortgagee, termination of Contracts for default, as otherwise required by the terms of the Loan Documents, and except as permitted under Section 1.23 hereof and, except as specifically allowed hereinbelow in this Section 1.13 and notwithstanding anything to the contrary contained in
Section 4.6 hereof, in the event that the Mortgaged Property or any part thereof or interest therein shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants of space in the Improvements or of the Premises in accordance with the provisions of Section 1.12 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Mortgagor shall be divested of its title to the Mortgaged Property or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Mortgagee being first obtained, which consent may be withheld in Mortgagee's sole discretion, then the same shall constitute an Event of Default and Mortgagee shall have the right, at its option, to declare any or all of the Debt, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article III hereof. For the purposes of this Section:
(i) in the event either Mortgagor or any of its general partners or managing members is a corporation or trust, the sale, conveyance, transfer or disposition of more than 49% of the issued and outstanding capital stock of Mortgagor or any of its general partners or managing members or of the beneficial interest of such trust (or the issuance of new shares of capital stock in Mortgagor or any of its general partners or managing members so that immediately after such issuance the total capital stock then issued and outstanding is more than 149% of the total immediately prior to such issuance) shall be deemed to be a transfer of an interest in the Mortgaged Property; and (ii) in the event Mortgagor or any general partner or managing member of Mortgagor is a limited or general partnership, a joint venture or a limited liability company, a change in the ownership interests in any general partner, any joint venturer or any managing member, either voluntarily, involuntarily or otherwise, or the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interest of any such general partner, joint venturer or managing member in Mortgagor or such general partner (whether in the form of a beneficial or partnership interest or in the form of a power of direction, control or management, or otherwise), shall be deemed to be a transfer of an interest in the Mortgaged Property. Notwithstanding the foregoing, however, (i) up to 49% of the limited partnership interests and/or non-managing member interests in Mortgagor or in any general or limited partner or member of Mortgagor shall be freely transferable without the consent of Mortgagee, (ii) any involuntary transfer caused by the death of Mortgagor or any general partner, shareholder, joint venturer, member or beneficial owner of a trust shall not be an Event of Default under this Mortgage so long as Mortgagor is promptly reconstituted, if required, following such death and so long as those persons responsible for the management of the Mortgaged Property and Mortgagor remain unchanged as a result of such death or any replacement management is approved by Mortgagee,, (iii) Glimcher Properties Limited Partnership, as a member of Mortgagor, may purchase any other member's (other than the managing member's interest) interest in the Mortgagor without the consent of Mortgagee and (iv) gifts for estate planning purposes of any individual's interests in Mortgagor or in any of Mortgagor's general partners, managing members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, shall not be an Event of Default under this Mortgage so long as Mortgagor is reconstituted, if required, following such gift and so long as those persons responsible for the management of the Mortgaged Property and Mortgagor remain unchanged following such gift or any replacement management is approved by Mortgagee. Notwithstanding anything to the contrary, but subject to Section 1.13(a)(iii) above and Section 1.13(c) below, no person or entity may become an owner of a direct or indirect interest in Mortgagor, which interest exceeds forty-nine (49%) percent, without Mortgagee's written consent in each instance and a written statement from the applicable rating agency to the effect that the transfer of interest will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such transfer for any securities issued in connection with a Secondary Market Transaction (as hereinafter defined).

                  (b) Notwithstanding the foregoing provisions of this Section, Mortgagee shall consent to one or more sales, conveyances or transfers of the Mortgaged Property in its entirety (hereinafter, a "Sale") to any person or entity provided that, for each Sale, each of the following terms and conditions are satisfied:

                           (i)      No Default and no Event of Default is then
continuing hereunder or under any of the other Loan Documents;

                           (ii)     Mortgagor gives Mortgagee written notice of
the terms of such prospective Sale not less than sixty (60) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Mortgagee all such information concerning the proposed transferee of the Mortgaged Property (hereinafter, "Buyer") as Mortgagee would require in evaluating an initial extension of credit to a borrower and pays to Mortgagee a non-refundable application fee in the amount of $5,000. Mortgagee shall have the right to approve or disapprove the proposed Buyer. In determining whether to give or withhold its approval of the proposed Buyer, Mortgagee shall consider the Buyer's experience and track record in owning and operating facilities similar to the Mortgaged Property, the Buyer's financial strength, the Buyer's general business standing and the Buyer's relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Mortgagee's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld on a commercially reasonable basis; provided further, however, that the Mortgagee's consent shall not be unreasonably withheld if (A) the proposed Buyer or the key principal thereof has a "net worth" on the date immediately following such Sale of not less than $50 Million, (B) qualifies as a "Qualified Manager" (as said term is defined herein)and (C) has the business experience and reputation at least equal to that of Glimcher Properties Limited Partnership on the date hereof ;

                           (iii)    Mortgagor pays Mortgagee, concurrently with
the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Mortgagee in connection with the Sale, plus an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note or, (x) if such Buyer is affiliated with Glimcher Properties Limited Partnership, said fee shall be waived so long as Buyer is a single asset, special purpose bankruptcy remote entity acceptable to Mortgagee;

                           (iv)     The Buyer assumes and agrees to pay the Debt
subject to the provisions of Section 4.27 hereof and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Mortgagee may require;

                           (v)      A party associated with the Buyer approved
by Mortgagee in its sole discretion assumes the obligations of the current Indemnitor under its guaranty or indemnity agreement and such party associated with the Buyer executes, without any cost or expense to Mortgagee, a new guaranty or indemnity agreement in substantially the same form and substance as delivered by Indemnitor on the date hereof and delivers such legal opinions as Mortgagee may require;

                           (vi)     As delivered by Indemnitor on the date
hereof the Buyer execute, without any cost or expense to Mortgagee, new financing statements or financing statement amendments and any additional documents reasonably requested by Mortgagee;

                           (vii)    Mortgagor delivers to Mortgagee, without any
cost or expense to Mortgagee, such endorsements to Mortgagee's title insurance policy, hazard insurance policy endorsements or certificates and other similar materials as Mortgagee may reasonably deem necessary at the time of the Sale, all in form and substance reasonably satisfactory to Mortgagee, including, without limitation, an endorsement or endorsements to Mortgagee's title insurance policy insuring the lien of this Mortgage, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (iv) of this Section 1.13(b), with no additional exceptions except those permitted under the loan documents added to such policy, and insuring that fee simple title to the Mortgaged Property is vested in the Buyer;

                           (viii)   Mortgagor executes and delivers to
Mortgagee, without any cost or expense to Mortgagee, a release of Mortgagee, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Mortgagee and shall be binding upon the Buyer;

                           (ix)     Subject to the provisions of Section 4.27
hereof, such Sale is not construed so as to relieve Mortgagor of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, whether or not same is discovered prior or subsequent to the closing of such Sale, and Mortgagor executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of said personal liability under
Section 2.04 of the Note. Mortgagor shall be released from and relieved of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

                           (x)      Such Sale is not construed so as to relieve
any current Indemnitor of its obligations under any guaranty or indemnity agreement for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and each such current indemnitor executes, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement to the date of sale as aforesaid. Each such current Indemnitor shall be released from and relieved of any repeat above of its obligations under any guaranty or indemnity agreement executed in connection with the loan secured hereby for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale;

                           (xi)     The Buyer shall furnish, if the Buyer is a
corporation, partnership or other entity, all appropriate papers evidencing the Buyer's capacity and good standing, and the due Authority of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are partners of the Buyer. The Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Mortgagee shall require, shall be single purpose, "bankruptcy remote" entities, whose formation documents shall be approved by counsel to Mortgagee. There shall be an Independent Director of the Buyer (if the Buyer is a corporation) or the Buyer's corporate general partner or as independent member or, in Mortgagee's discretion, as manager, of Buyer if the Buyer is a limited liability company. The consent of such independent party shall be required for, among other things, any merger, consolidation, dissolution, bankruptcy or insolvency of such independent party or of the Buyer; and

                           (xii)    Mortgagor delivers to Mortgagee a written
statement from the applicable rating agency to the effect that the Sale will not result in a downgrading, withdrawal or qualification of the respective ratings (an "Adverse Rating Impact") in effect immediately prior to such Sale for any securities issued in connection with a Secondary Market Transaction (as hereinafter defined). In the event the Secondary Market Transaction has not yet occurred, Mortgagee shall, in its sole discretion, have determined that the Sale would not have resulted in an Adverse Rating Impact had the Secondary Market Transaction theretofore occurred.

                  (c) Mortgagor, by its acceptance of this Mortgage and reliance hereon, agrees that, notwithstanding the provisions of Section 1.13 or any similar provision in any Loan Document; there shall be no restriction on the transfer, pledge, encumbrance or hypothecation of any stock or shares of Glimcher Realty Trust ("Glimcher"), which on the date hereof owns, indirectly, a 50% interest in the Mortgagor, except that Glimcher shall not merge or consolidate into another entity in a transaction where Glimcher is not the surviving entity; provided, however, that such merger or consolidation shall not be prohibited, constitute a Default or Event of Default or result in the payment of any fee to Mortgagee under the Loan Documents, so long as:

                  (i)      No Event of Default has occurred and is continuing;

                  (ii) Mortgagee receives twenty (20) days prior written notice of such proposed merger or consolidation;

                  (iii) The surviving entity executes any and all documents, including certificates and opinions (including any non-consolidation opinion letters) as may reasonably be required by Mortgagee;

                  (iv) The "net worth" of the surviving entity shall be no less than Fifty Million Dollars ($50,000,000.00) as of the date of the consummation of such merger or consolidation;

                  (v) If, as a result of such merger or consolidation, the manager of the Mortgaged Property changes, the replacement manager is a "Qualified Manager" or such other replacement manager approved by Mortgagee; and

                  (vi) The business experience and reputation of the surviving entity shall be at least equal to that of Glimcher on the date hereof. As used herein the term "Qualified Manager" means any person or entity that (i) has not less than five (5) years experience in managing shopping centers similar in type and size to the Mortgaged Property and (ii) at the time in question manages not less than 5 shopping centers that are similar in type and size to the Mortgaged Property.

         1.14. PAYMENT OF UTILITIES, ASSESSMENTS, CHARGES, ETC. Mortgagor shall pay when due all utility charges which are incurred by Mortgagor or which may become a charge or lien against any portion of the Mortgaged Property for gas, electricity, water and sewer services furnished to the Premises and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Premises and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

         1.15. ACCESS PRIVILEGES AND INSPECTIONS. Mortgagee and the agents, representatives and employees of Mortgagee shall, subject to the rights of Tenants, have full and free access to the Premises and the Improvements and any other location where books and records concerning the Mortgaged Property are kept at all reasonable times and, except in the event of an emergency, upon not less than 2 Business Days prior notice (which notice may be telephonic) for the purposes of inspecting the Mortgaged Property and of examining, copying and making extracts from the books and records of Mortgagor relating to the Mortgaged Property. Mortgagor shall lend reasonable and customary assistance to all such agents, representatives and employees of Mortgagee.

         1.16. WASTE; ALTERATION OF IMPROVEMENTS. Mortgagor shall not commit, suffer or permit any waste on the Mortgaged Property nor take any actions that might invalidate any insurance carried on the Mortgaged Property. Mortgagor shall maintain the Mortgaged Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Mortgagee unless promptly replaced with construction of equal or greater utility or required in connection with Mortgagor's ongoing leasing activities conducted in accordance with the provisions of Section 1.12 hereof, or unless otherwise required to comply with the Loan documents. Without the prior written consent of Mortgagee, Mortgagor shall not commence construction of any improvements on the Premises other than improvements required for the maintenance or repair of the Mortgaged Property, or required in connection with Mortgagor's ongoing leasing activities conducted in accordance with the provisions of Section 1.12 hereof, or required to comply with the Loan Documents.

         1.17. ZONING. Without the prior written consent of Mortgagee, which shall not be unreasonably withheld, Mortgagor shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Premises or the Improvements. Mortgagor shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Premises or the Improvements. Mortgagor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Mortgaged Property. Mortgagor shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Mortgaged Property in full force and effect. Mortgagor shall operate the Mortgaged Property as a retail shopping center for so long as the Debt is outstanding. If, under applicable zoning provisions, the use of all or any part of the Premises or the Improvements is or becomes a nonconforming use, Mortgagor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Mortgagee. Further, without Mortgagee's prior written consent, Mortgagor shall not file or subject any part of the Premises or the Improvements to any declaration of condominium or co-operative or convert any part of the Premises or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

         1.18. FINANCIAL STATEMENTS AND BOOKS AND RECORDS. Mortgagor shall keep accurate books and records of account of the Mortgaged Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Mortgagee and its duly authorized representatives shall have the right to examine, copy and audit Mortgagor's records and books of account at all reasonable times. So long as this Mortgage continues in effect, Mortgagor shall provide to Mortgagee, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Mortgagee as being true and correct by Mortgagor or the person or entity to which they pertain, as applicable, and, with respect to the financial statements and information set forth in subsection (c) hereof, audited by an independent certified public accountant, be prepared in accordance with generally accepted accounting principles consistently applied, and be in form and substance acceptable to Mortgagee:

                  (a) copies of all tax returns filed by Mortgagor, within thirty (30) days after the date of filing;

                  (b) quarterly operating statements for the Mortgaged Property, within thirty (30) days after the end of each March, June, September and December commencing with the first (1st) of such months to occur following the first (1st) anniversary of the date hereof;

                  (c) annual balance sheets for the Mortgaged Property and annual financial statements for Mortgagor, each managing member or general partner in Mortgagor, and each Indemnitor, within ninety (90) days after the end of each calendar year; and

                  (d) such other information with respect to the Mortgaged Property, Mortgagor, the managing members or general partners in Mortgagor, and Indemnitor, which may be reasonably requested from time to time by Mortgagee, within a reasonable time after the applicable request.

If any of the aforementioned materials are not furnished to Mortgagee within the applicable time periods or Mortgagee is reasonably dissatisfied with the contents of any of the foregoing and has notified Mortgagor of its dissatisfaction, in addition to any other rights and remedies of Mortgagee contained herein, Mortgagee shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Mortgagee, in which event Mortgagor agrees to pay, or to reimburse Mortgagee for, all reasonable and customary costs and expenses of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

         1.19.    FURTHER DOCUMENTATION.

                  (a) Mortgagor shall, on the request of Mortgagee and at the expense of Mortgagor: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically, without limitation, any financing statement) deemed advisable by Mortgagee in its reasonable discretion to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Mortgagee, upon Mortgagee's request, a duly acknowledged written estoppel certificate addressed to such party or parties as directed by Mortgagee and in form and substance supplied by Mortgagee, setting forth to the best of its knowledge the principal balance of and date to which interest due under the Note has been paid, stating whether any Default or Event of Default has occurred hereunder, stating whether any offsets or defenses exist against the Debt and containing such other matters as Mortgagee may reasonably require.

                  (b) Mortgagor acknowledges that Mortgagee and its successors and assigns may effectuate a Secondary Market Transaction. Mortgagor shall cooperate in good faith with Mortgagee in effecting any such Secondary Market Transaction provided that same shall not impose any material cost or liability upon Mortgagor and shall cooperate in good faith to implement all requirements imposed by any rating agency involved in any Secondary Market Transaction including, without limitation, all structural or other changes to the Debt, and modifications to any documents evidencing or securing the loan; provided, however, that the Mortgagor shall not be required to modify any documents evidencing or securing the Debt which would modify (A) the interest rate payable under the Note, (B) the stated maturity of the Note, (C) the amortization of principal of the Note, or (D) any other material economic term of the Debt. Mortgagor shall provide such information within Mortgagor's possession or control, and documents relating to Mortgagor, any guarantor or indemnitor, the Mortgaged Property and any tenants of the Improvements as Mortgagee may reasonably request in connection with such Secondary Market Transaction. Mortgagor shall make available to Mortgagee all information concerning its business and operations that Mortgagee may reasonably request. Mortgagee shall be permitted to share all such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan Documents or the applicable Secondary Market Transaction. Mortgagor acknowledges that certificates may be offered in a public offering registered with the Securities Exchange Commission ("SEC"), in a provate placement or Rule 144A transaction, in an unregistered public offering outside the United States or in some combination thereof, and Mortgagor understanding and agrees that any of the information provided or to be provided by Mortgagor in connection with the Secondary Market Transaction, whether hereunder or under any Loan Documents or otherwise (collectively, the "Provided Information") may be included in a prospective offering statute or similar disclosure document "Disclosure Document") and in filings with the SEC pursuant to the Securities Act or the Exchange Act, or, subject to the provisions of this Section 1.19(b), provided or made available to investors or prospective investors in the course of effecting a Secondary Market Transaction. Upon request, Mortgagor will provide Mortgagee and any underwriter or placement agent for any certificates with written conformation of the origin and/or accuracy of any Provided Information. In the event that a Disclosure Document is required to be revised prior to the sale of all securities, Mortgagor will cooperate with Mortgagee or the holder of the Note in updating the Provided Information for inclusion or summary in such Disclosure Document by providing all current information in Mortgagor's possession or reasonably obtainable by Mortgagor (to the extent that the disclosure of such information would not violate any applicable law or breach any confidentiality agreement pertaining to Mortgagor or the Mortgaged Property) necessary to keep such covered in the Provided Information. Mortgagor hereby consents (on behalf of itself and each of its related Persons) to the inclusion in any such Disclosure Document of any Provided Information now in possession of Mortgagee or acquired by Mortgagee pursuant to this Agreement or otherwise.

                  (c) Mortgagor hereby agrees to deliver the certificates, amendments and Provided Information described in Section 1.19(b) above and provide the indemnification set forth in Section 1.19(d) below; provided that Mortgagor has been given at least a five (5) Business Day period to review the applicable Disclosure Document or filing (such five (5) Business Day period, being referred to herein as the "Review Period") so that Mortgagor may, with respect to the portions contained therein relating to Mortgagor, the Mortgaged Property or the loan (the "Mortgagor Disclosure Information") either confirm that the same is accurate and complete in all material respects or propose in writing to Mortgagee such corrections, additions, deletions or qualifications as shall be reasonably required by Mortgagor to provide the certificates, amendments and the Provided Information described above and the indemnification set forth in Section 1.19(d) below.

                  (d) In connection with each Disclosure Document which Mortgagor has had an opportunity to review pursuant to Section 1.19(c) above and which reflect any changes reasonably required by Mortgagor in writing prior to the expiration of the Review. Mortgagor hereby agrees to indemnity and hold Mortgagee harmless, with respect to such Disclosure Document. Mortgagee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Mortgagor and Mortgagor indemnifies Mortgagee as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Mortgagee may publicize the existence of the Debt in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. For purposes hereof, a "Secondary Market Transaction" shall be (a) any sale of the Mortgage, Note and other Loan Documents to one or more investors as a whole loan; (b) a participation of the Debt to one or more investors, (c) any deposit of the Mortgage, Note and other Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (d) any other sale or transfer of the Debt or any interest therein to one or more investors.

         1.20. PAYMENT OF COSTS; REIMBURSEMENT TO MORTGAGEE. Mortgagor shall pay all costs and expenses reasonably incurred in connection with the closing of the loan evidenced by the Note and secured hereby or otherwise attributable or chargeable to Mortgagor as the owner of the Mortgaged Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys' fees. If Mortgagor defaults in any such payment, which default is not cured within any applicable grace or cure period, Mortgagee may pay the same and Mortgagor shall reimburse Mortgagee on demand for all such costs and expenses incurred or paid by Mortgagee, together with such interest thereon at the Default Interest Rate from and after the date of Mortgagee's making such payment until reimbursement thereof by Mortgagor. Any such sums disbursed by Mortgagee, together with such interest thereon, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Further, Mortgagor shall promptly notify Mortgagee in writing of any litigation or threatened litigation affecting the Mortgaged Property, or any other demand or claim, which, if enforced, could impair or threaten to impair Mortgagee's security hereunder. Without limiting or waiving any other rights and remedies of Mortgagee hereunder, if Mortgagor fails to perform any of its covenants or agreements contained in this Mortgage or in any of the other Loan Documents and such failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Mortgagee's interest in the Mortgaged Property or Mortgagee's right to enforce its security, then Mortgagee may, at it option, with or without notice to Mortgagor, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Mortgage or to remedy the failure of Mortgagor to perform its covenants and agreements (without, however, waiving any default of Mortgagor). Mortgagor agrees to pay on demand all expenses of Mortgagee reasonably incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Mortgagee incurs such expenses until reimbursement thereof by Mortgagor. Any such expenses so incurred by Mortgagee, together with interest thereon as provided above, shall be additional indebtedness of Mortgagor secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. The necessity for any such actions and of the amounts to be paid shall be reasonably determined by Mortgagee. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor. Mortgagor hereby acknowledges and agrees that the remedies set forth in this Section 1.20 shall be exercisable by Mortgagee, and any and all payments made or costs or expenses incurred by Mortgagee pursuant to and in accordance with the provisions hereof shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Mortgagee after the filing by Mortgagor of a voluntary case or the filing against Mortgagor of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Mortgagor, Mortgagee, any Indemnitor, the Debt or any of the Loan Documents. Mortgagor hereby indemnifies and holds Mortgagee harmless from and against all loss, cost and expenses with respect to any Event of Default hereof, any liens (i.e., judgments, mechanics' and materialmen's liens, or otherwise), charges and encumbrances filed against the Mortgaged Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Premises or the Improvements or any nuisance made or suffered thereon, except those that are due to Mortgagee's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, including, without limitation, in any case, reasonable attorneys' fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the Debt. This Section shall not be construed to require Mortgagee to incur any expenses, make any appearances or take any actions.

         1.21. SECURITY INTEREST. This Mortgage is also intended to encumber and create a security interest in, and Mortgagor hereby grants to Mortgagee a security interest in, all sums on deposit with Mortgagee pursuant to the provisions of Section 1.6, Section 1.7, Section 1.8 and Section 1.34 hereof or any other Section hereof or of any other Loan Document and all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Mortgaged Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the "Collateral"), whether or not the same shall be attached to the Premises or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Premises and the Improvements. The foregoing security interest shall also cover Mortgagor's leasehold interest in any of the foregoing property which is leased by Mortgagor. Notwithstanding the foregoing, all of the foregoing property shall be owned by Mortgagor and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Mortgagee. Mortgagor shall, from time to time upon the request of Mortgagee, supply Mortgagee with a current inventory of all of the property in which Mortgagee is granted a security interest hereunder, in such detail as Mortgagee may reasonably require. Mortgagor shall promptly replace all of the Collateral subject to the lien or security interest of this Mortgage when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Mortgagee, remove from the Premises or the Improvements any of the Collateral subject to the lien or security interest of this Mortgage except such as is replaced by an article of equal suitability and value as above provided, owned by Mortgagor free and clear of any lien or security interest except that created by this Mortgage and the other Loan Documents. All of the Collateral shall be kept at the location of the Premises except for financial and accounting records which are maintained at the principal place of business of Mortgagor or as otherwise required or permitted by the terms of the Loan Documents. Mortgagor shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

         1.22. SECURITY AGREEMENT. This Mortgage constitutes a security agreement between Mortgagor and Mortgagee with respect to the Collateral in which Mortgagee is granted a security interest hereunder, and, cumulative of all other rights and remedies of Mortgagee hereunder, Mortgagee shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Mortgagor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Mortgagee the attorney-in-fact of Mortgagor to execute and deliver and, if appropriate, to file with the appropriate filing officer or office, such security agreements, financing statements, continuation statements or other instruments as Mortgagee may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. To the extent specifically provided herein, from and after an Event of Default and subject to the Cash Management Agreement (as hereinafter defined) Mortgagee shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Mortgaged Property, and Mortgagor shall promptly deliver the same to Mortgagee, endorsed to Mortgagee, without further notice from Mortgagee. Mortgagor agrees to furnish Mortgagee with notice of any change in the name, identity, organizational structure, residence, or principal place of business or mailing address of Mortgagor within ten (10) days of the effective date of any such change. Upon the occurrence of any Event of Default, Mortgagee shall have the rights and remedies as prescribed in this Mortgage, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Mortgagee's election. Any disposition of the Collateral may be conducted by an employee or agent of Mortgagee. Any person, including both Mortgagor and Mortgagee, shall be eligible to purchase any part or all of the Collateral at any such disposition. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Mortgagee's reasonable attorneys' fees and legal expenses), together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Upon the occurrence of an Event of Default, Mortgagee shall have the right to enter upon the Premises and the Improvements or any real property where any of the Collateral is located to take possession of, assemble and collect the same or to render it unusable, or Mortgagor, upon demand of Mortgagee, shall assemble such property and make it available to Mortgagee at the Premises, or at a place which is mutually agreed upon or, if no such place is agreed upon, at a place reasonably designated by Mortgagee to be reasonably convenient to Mortgagee and Mortgagor. If notice is required by law, Mortgagee shall give Mortgagor at least ten (10) days' prior written notice of the time and place of any public sale of such property, or adjournments thereof, or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Mortgagor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Mortgagor. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with a foreclosure sale as provided in Section 3.1(e) hereof upon giving the same notice with respect to the sale of the Mortgaged Property hereunder as is required under said Section 3.1(e). Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Mortgagee pursuant to any applicable Uniform Commercial Code:

                  (a) In the event of a foreclosure sale, the Mortgaged Property may, at the option of Mortgagee, be sold as a whole; and

                  (b) It shall not be necessary that Mortgagee take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

                  (c) Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the sending of notices and the conduct of the sale, but in the name and on behalf of Mortgagee.

The name and address of Mortgagor (as Debtor under any applicable Uniform Commercial Code) are:

                           Polaris Center, LLC
                           c/o Glimcher Properties Limited Partnership
                           20 South Third Street
                           Columbus, Ohio 43215

The name and address of Mortgagee (as Secured Party under any applicable Uniform Commercial Code) are:

                           First Union National Bank
                           One First Union Center, DC6
                           Charlotte, North Carolina 28288-0166

         1.23. EASEMENTS AND RIGHTS-OF-WAY. Mortgagor shall not grant any easement or right-of-way with respect to all or any portion of the Premises or the Improvements without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, provided that the granting of same does not have a material adverse effect on the utility or value of the Mortgaged Property. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Mortgage and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement or right-of-way. If Mortgagee consents to the grant of an easement or right-of-way, Mortgagee agrees to grant such consent without charge to Mortgagor other than expenses, including, without limitation, reasonable attorneys' fees, incurred by Mortgagee in the review of Mortgagor's request and in the preparation of documents effecting the subordination.

         1.24. COMPLIANCE WITH LAWS. Mortgagor shall at all times comply with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Mortgaged Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Mortgaged Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Mortgaged Property; provided, however, that, Mortgagor may, upon providing Mortgagee with security reasonably satisfactory to Mortgagee, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Mortgaged Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Mortgagor shall not use or occupy, or allow the use or occupancy of, the Mortgaged Property in any manner which violates any Lease of or any other agreement applicable to the Mortgaged Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or materially increases the premium of, any insurance then in force with respect thereto.

         1.25. ADDITIONAL TAXES. In the event of the enactment after the date hereof of any law of the state in which the Mortgaged Property is located or of any other governmental entity deducting from the value of the Mortgaged Property for the purpose of taxing any lien or security interest thereon, or imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the beneficiary, mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage or the Debt or Mortgagee, then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes, assessments, charges or liens, or reimburse Mortgagee therefor; provided, however, that if in the opinion of counsel for Mortgagee (a) it might be unlawful to require Mortgagor to make such payment, or
(b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the Debt to be and become due and payable in full thirty (30) days from the giving of such notice, and, in connection with the payment of such Debt, no prepayment premium or fee shall be due and Mortgagee shall be deemed to have waived the benefit of Section 1.04 of the Note relative thereto unless, at the time of such payment, an Event of Default or a Default shall have occurred, which Default or Event of Default is unrelated to the provisions of this Section 1.25, in which event any applicable prepayment premium or fee in accordance with the terms of the Note shall be due and payable.

         1.26. SECURED INDEBTEDNESS. It is understood and agreed that this Mortgage shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Mortgagee to or for the benefit of Mortgagor from time to time under this Mortgage or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Mortgagee, or otherwise, made for any purpose, within twenty (20) years from the date hereof, and all interest accruing thereon, shall be equally secured by this Mortgage and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Mortgage. The maximum amount of loan indebtedness which may be outstanding at any time under this Mortgage, exclusive of interest thereon, is Forty-Three Million Dollars ($43,000,000).

         1.27. MORTGAGOR'S WAIVERS. To the full extent permitted by law, Mortgagor agrees that Mortgagor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the Debt prior to any sale of the Mortgaged Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Mortgaged Property so sold. Mortgagor, for Mortgagor and Mortgagor's successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the Debt (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshaling of the assets of Mortgagor, including the Mortgaged Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Mortgaged Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Mortgaged Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by law, Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Mortgaged Property, for the collection of the Debt without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of the Debt out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. Furthermore, Mortgagor hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Mortgage or to collect any of the Debt to the fullest extent permitted by law. Mortgagor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Mortgagor, Mortgagor shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C.
Section 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights of Mortgagee against any guarantor or indemnitor of the Debt or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

         1.28.    SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE IN WHICH THE PREMISES IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS

MORTGAGE OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN THE STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY IN WHICH THE PREMISES IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). MORTGAGOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE MORTGAGOR AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 4.5 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

                  (b) MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT OR ANY CONDUCT, ACT OR OMISSION OF MORTGAGEE OR MORTGAGOR, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH MORTGAGEE OR MORTGAGOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

         1.29. ATTORNEY-IN-FACT PROVISIONS. With respect to any provision of this Mortgage or any other Loan Document whereby Mortgagor grants to Mortgagee a power-of-attorney, provided no Default or Event of Default has occurred under this Mortgage, Mortgagee shall first give Mortgagor written notice at least three (3) days prior to acting under such power, which notice shall demand that Mortgagor first take the proposed action within such period and advising Mortgagor that if it fails to do so, Mortgagee will so act under the power; provided, however, that, in the event that a Default or an Event of Default has occurred, or if necessary to prevent imminent death, serious injury, material damage, loss, forfeiture or diminution in value to the Mortgaged Property or any surrounding property or to prevent any material adverse affect on Mortgagee's interest in the Mortgaged Property, Mortgagee may act immediately and without first giving such notice. In such event, Mortgagee will give Mortgagor notice of such action as soon thereafter as reasonably practical.

         1.30. MANAGEMENT. The management of the Mortgaged Property shall be by either: (a) Mortgagor or an entity affiliated with Mortgagor approved by Mortgagee for so long as Mortgagor or said affiliated entity is managing the Mortgaged Property in a first class manner; or (b) a professional property management company approved by Mortgagee. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Mortgagee. In no event shall any manager be removed or replaced or the terms of any management agreement modified or amended without the prior written consent of Mortgagee. After an Event of Default or a default under any management contract then in effect, which default is not cured within any applicable grace or cure period, Mortgagee shall have the right to terminate, or to direct Mortgagor to terminate, such management contract upon thirty (30) days' notice and to retain, or to direct Mortgagor to retain, a new management agent approved by Mortgagee.

                  All Rents and Profits generated by or derived from the Mortgaged Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Mortgaged Property, including, without limitation, current expenses relating to Mortgagor's liabilities and obligations with respect to this Mortgage and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Mortgaged Property (including management fees and leasing costs and commissions) shall be diverted by Mortgagor and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Mortgaged Property (including management fees and leasing costs and commissions) have been fully paid and satisfied.

         1.31.    HAZARDOUS WASTE AND OTHER SUBSTANCES.

                  (a) Mortgagor hereby represents and warrants to Mortgagee that, as of the date hereof except as disclosed in any environmental site assessment report or tenant estoppel certificate delivered to Mortgagee prior to the date hereof: (i) to the best of Mortgagor's knowledge, information and belief, none of Mortgagor nor the Mortgaged Property nor any Tenant at the Premises nor the operations conducted thereon is in direct or indirect violation of or otherwise exposed to any liability under any local, state or federal law, rule or regulation or common law duty pertaining to human health, natural resources or the environment (collectively, "Environment Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Emergency Planning and Community-Right-to-Know Act (42 U.S.C. Section 11001 et seq.), the Endangered Species Act (16 U.S.C. Section 1531 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), regulations promulgated pursuant to said laws, all as amended from time to time or otherwise exposed to any liability under any Environmental Law relating to or affecting the Mortgaged Property, whether or not used by or within the control of Mortgagor; (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos or asbestos-containing materials, lead based paint, polychlorinated biphenyls, petroleum or petroleum products or byproducts, flammable explosives, radioactive materials, infectious substances, radon gas or raw materials which include hazardous constituents) or any other substances or materials, which are regulated by Environmental Laws (collectively, "Hazardous Substances") are located on, in or under or have been handled, generated, stored, processed or disposed of on or released or discharged from the Mortgaged Property (including underground contamination), except for those substances used by Mortgagor or any Tenant in the ordinary course of their respective businesses and in compliance with all Environmental Laws and where such could not reasonably be expected to give rise to liability under Environmental Laws; (iii) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action arising under Environmental Laws;
(iv) there is no pending, nor, to Mortgagor's knowledge, information or belief, threatened litigation arising under Environmental Laws affecting Mortgagor or the Mortgaged Property; there are no and have been no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances or landfills or dumps on the Mortgaged Property; (v) Mortgagor has received no notice of, and to the best of Mortgagor's knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to the Mortgaged Property, nor does Mortgagor know of any basis for such an investigation, action, proceeding or claim; and (vi) radon is not present at the Mortgaged Property in excess or in violation of Environmental Laws that require disclosure to any tenant or occupant of or invitee to the Mortgaged Property or to any governmental agency or the general public.

                  (b) Except as disclosed in any environmental site assessment report or tenant estoppel certificate delivered to Mortgagee prior to the date hereof, Mortgagor has not received nor to the best of Mortgagor's knowledge, information and belief has there been issued, any notice, notification, demand, request for information, citation, summons, or order in any way relating to any actual, alleged or potential violation or liability arising under Environmental Laws; and

                  (c) Except as disclosed in any environmental site assessment report or tenant estoppel certificate delivered to Mortgagee prior to the date hereof, to the best of Mortgagor's knowledge, information and belief, neither the Mortgaged Property, nor any property to which Mortgagor has, in connection with the maintenance or operation of the Mortgaged Property, directly or indirectly transported or arranged for the transportation of any Hazardous Substances is listed or, to the best of Mortgagor's knowledge, information and belief, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring environmental investigation or clean-up.

                  (d) Mortgagor shall comply with all applicable Environmental Laws. Mortgagor shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances (except those substances used by Mortgagor or any Tenant in the ordinary course of their respective businesses and except in compliance with all Environmental Laws and where such could not reasonably be expected to give rise to liability under Environmental Laws) and in compliance with all Environmental Laws, Mortgagor shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all Tenants in quantities or conditions that would violate or give rise to any obligation to take remedial or other action under any applicable Environmental Laws. Without limiting the generality of the foregoing, during the term of this Mortgage, Mortgagor shall not install in the Improvements or permit to be installed in the Improvements any asbestos or asbestos-containing asbestos.

                  (e) Mortgagor shall promptly notify Mortgagee if Mortgagor shall become aware of (i) the actual or potential existence of any Hazardous Substances on the Mortgaged Property other than those occurring in the ordinary course of Mortgagor's business and which do not violate, or would not otherwise give rise to liability under Environmental Laws, (ii) any direct or indirect violation of any Environmental Laws, (iii) any lien, action or notice affecting the Mortgaged Property or Mortgagor resulting from any violation or alleged violation of or liability or alleged liability under any Environmental Laws, (iv) the institution of any investigation, inquiry or proceeding concerning Mortgagor or the Mortgaged Property pursuant to any Environmental Laws or otherwise relating to Hazardous Substances, or (v) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Mortgage incorrect in any respect if made at the time of such discovery. Immediately upon receipt of same, Mortgagor, shall deliver to Mortgagee copies of any and all requests for information, complaints, citations, summonses, orders, notices, reports or other communications, documents or instruments in any way relating to any actual, alleged or potential violation or liability of any nature whatsoever arising under Environmental Laws and relating to the Mortgaged Property or to Mortgagor. Mortgagor shall remedy or cause to be remedied in a timely manner (and in any event within the time period permitted by applicable Environmental Laws) any violation of Environmental Laws or any condition that could give rise liability under Environmental Laws. Without limiting the foregoing, Mortgagor shall, promptly and regardless of the source of the contamination or threat to the environment or human health, at its own expense, take all actions as shall be necessary or prudent, to bring any and all portions of the Mortgaged Property into compliance with Environmental Laws or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner reasonably satisfactory to Mortgagee) and shall further pay or cause to be paid, at no expense to Mortgagee, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Mortgaged Property. In the event Mortgagor fails to do so, Mortgagee may, but shall not be obligated to, cause the Mortgaged Property or other affected property to be brought into conformance with Environmental Laws and any and all costs and expenses incurred by Mortgagee in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. Mortgagor hereby grants to Mortgagee and its agents and employees, subject to the rights of any Tenants, access to the Mortgaged Property and a license to remove any items deemed by Mortgagee to be in violation of Environmental Laws and to do all things Mortgagee shall deem necessary in its reasonable discretion to bring the Mortgaged Property into conformance with Environmental Laws.

                  (f) Mortgagor covenants and agrees, at Mortgagor's sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts reasonably acceptable to Mortgagee), and hold Mortgagee harmless from and against any and all liens, damages (including without limitation, punitive or exemplary damages), losses, liabilities (including, without limitation, strict liability), obligations, settlement payments, penalties, fines, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever

(including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Mortgagee or the Mortgaged Property, and arising directly or indirectly from or out of: (i) any violation or alleged violation of, or liability or alleged liability under, any Environmental Law; (ii) the presence, release or threat of release of or exposure to any Hazardous Substances or radon on, in, under or affecting all or any portion of the Mortgaged Property or any surrounding areas, regardless of whether or not caused by or within the control of Mortgagor; (iii) any transport, treatment, recycling, storage, disposal or arrangement therefor of Hazardous Substances whether on the Mortgaged Property, originating from the Mortgaged Property, or otherwise associated with Mortgagor or any operations conducted on the Mortgaged Property at any time; (iv) the failure by Mortgagor to comply fully with the terms and conditions of this Section 1.31; (v) the breach of any representation or warranty contained in this Section 1.31; (vi) the enforcement of this Section 1.31, including, without limitation, the cost of assessment, investigation, containment, removal and/or remediation of any and all Hazardous Substances from all or any portion of the Mortgaged Property or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Mortgaged Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with Environmental Laws in connection with all or any portion of the Mortgaged Property or any surrounding areas. The indemnity set forth in this Section 1.31 shall also include any diminution in the value of the security afforded by the Mortgaged Property or any future reduction in the sales price of the Mortgaged Property by reason of any matter set forth in this Section 1.31. The foregoing indemnity shall specifically not include any such costs relating to Hazardous Substances which are initially placed on, in or under the Mortgaged Property after foreclosure or other taking of title to the Mortgaged Property by Mortgagee or its Agents, employees, contractors, successor or assigns. Mortgagee's rights under this Section shall survive payment in full of the Debt and shall be in addition to all other rights of Mortgagee under this Mortgage, the Note and the other Loan Documents.

                  (g) Upon Mortgagee's request, at any time after the occurrence of an Event of Default or at such other time as Mortgagee has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on the Mortgaged Property in violation of Environmental Laws, or on property contiguous with the Mortgaged Property, or that the Mortgaged Property may be in violation of the Environmental Laws, Mortgagor shall perform or cause to be performed, at Mortgagor's sole cost and expense and in scope, form and substance reasonably satisfactory to Mortgagee, an inspection or audit of the Mortgaged Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant reasonably approved by Mortgagee indicating the presence or absence of Hazardous Substances on the Mortgaged Property, the compliance or non-compliance status of the Mortgaged Property and the operations conducted thereon with applicable Environmental Laws, or an inspection or audit of the Mortgaged Property prepared by an engineering or consulting firm reasonably approved by Mortgagee indicating the presence or absence of friable asbestos or substances containing lead based paint ("Lead Based Paint") on the Mortgaged Property. If Mortgagor fails to provide reports of such inspection or audit within forty-five (45) days after such request, Mortgagee may order the same, and Mortgagor hereby grants to Mortgagee and its employees and agents subject to the rights of Tenant's access to the Mortgaged Property an irrevocable license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

                  (h) Reference is made to that certain Environmental Indemnity Agreement of even date herewith by and among Mortgagor, Glimcher Properties Limited Partnership and Mortgagee (the "Environmental Indemnity Agreement"). The provisions of this Mortgage and the Environmental Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Mortgagee.

                  (i)      Intentionally Omitted Prior To Execution.

                  (j) Mortgagor agrees that if it has been, or if at any time hereafter it is, determined that the Mortgaged Property contains Lead Based Paint, on or before thirty (30) days following such determination, if such determination is hereafter made, as applicable, Mortgagor shall, at its sole cost and expenses, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on the Mortgaged Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Mortgagee (together with any Lead Based Paint Report, the "O&M Plan"). (If an O&M Plan has been prepared prior to the date hereof, Mortgagor agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof.) Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

         1.32.    INDEMNIFICATION; SUBROGATION.

                  (a) Mortgagor shall indemnify, defend and hold Mortgagee harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Mortgaged Property or the Debt, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Mortgagee's reasonable attorneys' fees) of whatever kind or nature which may be asserted against, imposed on or incurred by Mortgagee in connection with the Debt, this Mortgage, the Mortgaged Property, or any part thereof, or the exercise by Mortgagee of any rights or remedies granted to it under this Mortgage; provided, however, that nothing herein shall be construed to obligate Mortgagor to indemnify, defend and hold harmless Mortgagee from and against any and all liabilities, obligations, losses, damages, penalties, fines, claims, actions, suits, costs and expenses asserted against, imposed on or incurred by Mortgagee by reason of Mortgagee's or its Agent's, employee's or contractor's willful misconduct or gross negligence.

                  (b) If Mortgagee is made a party defendant to any litigation or any claim is threatened or brought against Mortgagee concerning the Debt, this Mortgage, the Mortgaged Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys' fees and expenses incurred by Mortgagee in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment provided, however, that nothing herein shall be construed to obligate Mortgagor to indemnify, defend and hold harmless Mortgagee from and against any and all liabilities, obligations, losses, damages, penalties, fines, claims, actions, suits, costs and expenses asserted against, imposed on or incurred by Mortgagee by reason of Mortgagee's or its Agent's, employee's or contractor's willful misconduct or gross negligence. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or to prosecute any breach by Mortgagor of any of the terms hereof or to recover any sum secured hereby, Mortgagor shall pay to Mortgagee its reasonable attorneys' fees and expenses if Mortgagee prevails in such action. The right to such attorneys' fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor breaches any term of this Mortgage, Mortgagee may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Mortgagor, Mortgagor shall pay Mortgagee reasonable attorneys' fees and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of such breach. All references to "attorneys" in this Subsection and elsewhere in this Mortgage shall include, without limitation, any attorney or law firm engaged by Mortgagee and Mortgagee's in-house counsel, and all references to "fees and expenses" in this Subsection and elsewhere in this Mortgage shall include, without limitation, any fees of such attorney or law firm, any reasonable appellate counsel fees, if applicable, and any reasonable allocable charges and allocable costs of Mortgagee's in-house counsel.

                  (c) A waiver of subrogation shall be obtained by Mortgagor from its insurance carrier and, consequently, Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this Mortgage.

         1.33. COVENANTS WITH RESPECT TO INDEBTEDNESS, OPERATIONS, FUNDAMENTAL CHANGES OF MORTGAGOR. (A) Mortgagor hereby represents, warrants and covenants as of the date hereof and until such time as the Debt is paid in full, that Mortgagor:

                  (a) will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner, or in a manner which adversely affects Mortgagor's existence as a single purpose bankruptcy remote entity;

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

                  (b) will not liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity;

                  (c) has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable on or in connection with, any obligation of any other person or entity;

                  (d)      does not own and will not own any asset other than
(i) the Mortgaged Property and additions thereto contemplated or permitted by the Loan Documents, and (ii) incidental personal property necessary for the operation of the Mortgaged Property;

                  (e) is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, management, leasing and operation of the Mortgaged Property;

                  (f) will not enter into any contract or agreement with any general partner, principal, affiliate or member of Mortgagor, as applicable, or any affiliate of any general partner, principal or member of Mortgagor, except upon terms and conditions that are substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate on the open market;

                  (g) except as permitted by this Mortgage, has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Debt, and (ii) trade payables or accrued expenses (not exceeding five (5%) percent in the aggregate of the original principal amount of the Note) incurred in the ordinary course of business of owning and operating the Mortgaged Property (provided, however, that all such sums shall be paid in full promptly by Mortgagor, but in no event later than sixty (60) days of the date incurred), and except as permitted by this Mortgage, no other debt will be secured (senior, subordinate or pari passu) by the Mortgaged Property;

                  (h) has not made and will not make any loans or advances to any third party (including any affiliate) other than normal distributions and dividends;

                  (i) is and will be solvent and pay its debts from its assets as the same shall become due;

                  (j) has done or shall use commercially reasonable efforts to cause caused to be done and will do all things necessary to preserve its existence, and will observe all formalities applicable to it;

                  (k) will conduct and operate its business in its own name and as presently conducted and operated;

                  (l) will maintain financial statements, books and records and bank accounts separate from those of its affiliates, including, without limitation, its general partners or members, as applicable;

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

                  (m) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including, without limitation, any affiliate, general partner, or member, as applicable, or any affiliate of any general partner or member of Mortgagor, as applicable);

                  (n) will file its own tax returns; if required by law to file its own return;

                  (o) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                  (p) will establish and maintain an office through which its business will be conducted separate and apart from those of its affiliates or, if sharing office space, shall allocate fairly and reasonably any overhead and expense for shared office space;

                  (q) will not commingle the funds and other assets of Mortgagor with those of any general partner, member, affiliate, principal or any other person;

                  (r) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person;

                  (s) does not and will not hold itself out to be responsible for the debts or obligations of any other person;

                  (t) will pay any liabilities out of its own funds (including contributions to its capital), including salaries of its employees, not funds of any affiliate;

                  (u) will use stationery, invoices, and checks separate from its affiliates;

                  (v) will not do any act which would make it impossible to carry on the ordinary business of Mortgagor;

                  (w) will not possess the Mortgaged Property or incidental personal property necessary for the operation of the Mortgaged Property for other than a business or company purpose;

                  (x) will not sell, encumber or otherwise dispose of all or substantially all of the Mortgaged Property or incidental personal property necessary for the operation of the Mortgaged Property, except as permitted by the Loan Documents;

                  (y) will not hold title to Mortgagor's assets other than in Mortgagor's name; and

                  (z) will not, without the affirmative consent of the members of Mortgagor (including the unanimous consent of the board of directors of the managing member, including the Independent Director (as defined below), institute proceedings to be adjudicated bankrupt or

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

insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Mortgagor or a substantial part of Mortgagor's property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any action in furtherance of any such action.

         B. If Mortgagor is a limited partnership or a limited liability company, its general partner or managing member (the "SPC Entity") shall be a corporation whose sole asset is its interest in Mortgagor and the SPC Entity will at all times comply with each of the representations, warranties, and covenants contained in Exhibit E attached hereto and made a part hereof.

         C. Mortgagor shall at all times cause there to be at least one duly appointed member of the board of directors (an "Independent Director") of the SPC Entity reasonably satisfactory to Mortgagee. Independent Director means a person who (i) except in the capacity as a director of the corporation, is not an employee, officer, advisor, agent, or shareholder, member or director of the corporation or any Affiliate (as defined herein), or a former employee, officer, advisor, agent, or shareholder, member or director of the corporation or any Affiliate, (ii) is not a spouse, child, grandchild or sibling of any of (i) above, (iii) is not (and is not affiliated with an entity that is) a significant advisor or consultant to the corporation, (iv) is not affiliated with a company of which the corporation is a significant customer or supplier and (v) has not yet received, is not entitled to receive and was not a partner, member, officer or an employee of an entity that received, or is entitled to receive, in any year within the five years immediately preceding or any years during such person's incumbency as a director, fees or other income from the corporation or any Affiliate of those entities in the aggregate in excess of 1% of the gross income, for any applicable year, of such person, firm or business. For purposes of this definition, "significant," with respect to any relationship between two persons or entities shall mean any transaction, services of transactions or relationship involving more than the lesser of (a) $60,000 per calendar year or
(b) -1/2 of 1% of either person's or entity's annual income. In the event of the death, incapacity, resignation or removal of an Independent Director, the Board of Directors of the corporation shall promptly appoint a replacement Independent Director and no action requiring the consent of the Independent Director shall be taken until a replacement Independent Director has been appointed. In addition, no Independent Director may be removed unless his or her successor satisfying the definition hereunder has been appointed. A person shall not be disqualified from serving as the Independent Director solely because such person acts as an Independent Director for any Affiliate which has obtained financing from the Mortgagor or any of its Affiliates or such person is in the business of being, or is an employee of an entity that provides, independent directors.

         D. Mortgagor shall not cause or permit the board of directors of the SPC Entity to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of the SPC Entity unless at the time of such action there shall be at least one member who is an Independent Director; and

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

         E. Mortgagor shall conduct its business and shall cause each Covered Party (as hereinafter defined) to conduct its business so that the assumptions made with respect to each party discussed (each a "Covered Party") in that certain opinion letter dated the date hereof (the "Insolvency Opinion") delivered by Squire, Sanders & Dempsey in connection with the loan secured hereby shall be true and correct in all respects.

         1.34.    Intentionally Omitted Prior To Execution.

         1.35. CASH MANAGEMENT AGREEMENT. On or before the date hereof Mortgagor covenants and agrees to enter into one or more servicing account agreements, lockbox servicing agreements and/or cash management agreements acceptable to Mortgagee between Mortgagor, the manager of the Mortgaged Property, Mortgagee and, as applicable, one or more certain financial institutions (together with any modification, amendment, substitution or replacement thereof, hereinafter collectively referred to as the "CASH MANAGEMENT AGREEMENT"). During any Sweep Period (as defined in the Cash Management Agreement), all Rents and Profits shall be applied as set forth in the Cash Management Agreement and the escrows and reserves required hereunder shall be funded as provided therein. Mortgagor shall pay all costs and expenses of the servicer and any bank as required under the Cash Management Agreement. Upon the occurrence of an Event of Default, Mortgagee may apply any sums then held pursuant to the Cash Management Agreement to the payment of the Debt in any order in its sole discretion. Until expended or applied, amounts held pursuant to the Cash Management Agreement shall constitute additional security for the Debt.

         1.36.    COVENANTS WITH RESPECT TO REA

                  (a)      Mortgagor shall:

                           (i)      promptly perform and/or observe all of the
material covenants and agreements required to be performed and observed by Mortgagor under the REA, and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

                           (ii)     promptly notify Mortgagee of any default
under the REA of which it is aware;

                           (iii)    promptly enforce the performance and
observance of all of the material covenants and agreements required to be performed and/or observed by the other parties to the REA.

                  (b) Mortgagor shall not, without Mortgagee's prior consent:

                           (i)      surrender, terminate or cancel the REA;

                           (ii)     reduce or consent to the reduction of the
term of the REA;

                           (iii)    increase or consent to the increase of the
amount of any charges payable by Mortgagor to another party to the REA pursuant to the provisions thereof; or

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

                           (iv)     otherwise modify, change, supplement, alter
or amend, or waive or release any of its rights and remedies under, the REA in any material respect.

                  (c) Notwithstanding anything to the contrary, the approval procedures for the Leases that are set forth in Section 1.12(a) hereof shall apply to the submission and approval of all amendments, modifications and terminations of REA for which Mortgagee's consent or approval is required under the Loan Documents.

                                   ARTICLE II
                                EVENTS OF DEFAULT

         2.1. EVENTS OF DEFAULT. The occurrence of any of the following events shall be an Event of Default hereunder:

                  (a) Mortgagor fails to pay any money to Mortgagee required hereunder at the time or within any applicable grace period set forth herein, or if no grace period is set forth herein, then within seven (7) days of the date such payment is due (except those regarding payments to be made under the Note, which failure is subject to any grace periods set forth in the Note).

                  (b)      Mortgagor fails to provide insurance as required by
Section 1.4 hereof or fails to perform any covenant, agreement, obligation, term or condition set forth in Sections 1.5, 1.15, 1.31, 1.33 or 1.34 hereof.

                  (c) Mortgagor fails to perform any other covenant, agreement, obligation, term or condition set forth herein, other than those otherwise described in this Section 2.1, and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Mortgagee to Mortgagor; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Mortgagor commences to cure such default promptly after receipt of notice thereof from Mortgagee, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional ninety (90) days.

                  (d) Any representation or warranty made herein, in or in connection with any application or commitment relating to the loan evidenced by the Note, or in any of the other Loan Documents to Mortgagee by Mortgagor, by any principal, general partner, manager or member in Mortgagor, or by any Indemnitor is determined by Mortgagee to have been false or misleading in any material respect at the time made.

                  (e) There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in or other transfer or further encumbrancing of the Mortgaged Property, Mortgagor or its general partners or managing members, or any portion thereof or any interest therein, in violation of Section 1.13 hereof.

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

                  (f) A default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

                  (g) Mortgagor, any general partner or managing member in Mortgagor or Indemnitor becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or files a petition in bankruptcy, or is voluntarily adjudicated insolvent or bankrupt or admits in writing the inability to pay its debts as they mature, or petitions or applies to any tribunal for or consents to or fails to contest the appointment of a receiver, trustee, custodian or similar officer for Mortgagor, for any such general partner or managing member of Mortgagor or for any Indemnitor or for a substantial part of the assets of Mortgagor, of any such general partner or managing member of Mortgagor or of any Indemnitor, or commences any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

                  (h) A petition is filed or any case, proceeding or other action is commenced against Mortgagor, against any general partner or managing member of Mortgagor or against Indemnitor seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Mortgagor, against any general partner or managing member of Mortgagor or against Indemnitor, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Mortgagor, of any such general partner or managing member of Mortgagor or of Indemnitor, a receiver, trustee, custodian or similar officer for Mortgagor, for any such general partner or managing member of Mortgagor or for any Indemnitor, or for any substantial part of any of the properties of Mortgagor, of any such general partner or managing member of Mortgagor or of Indemnitor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree is not dismissed within ninety (90) days after being commenced.

                  (i) The Mortgaged Property or any part thereof is taken on execution or other process of law in any action against Mortgagor other than by eminent domain.

                  (j) Mortgagor abandons all or a portion of the Mortgaged Property except as permitted hereby.

                  (k) The holder of any lien or security interest on the Mortgaged Property (without implying the consent of Mortgagee to the existence or creation of any such lien or security interest), whether superior or subordinate to this Mortgage or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder subject to Mortgagor's right to contest as more particularly described in Section 1.10.

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

                  (l) The Mortgaged Property, or any part thereof, is subjected to waste or to removal, demolition or material alteration (except as expressly permitted hereby) so that the value of the Mortgaged Property is materially diminished thereby and Mortgagee reasonably determines that it is not adequately protected from any loss, damage or risk associated therewith.

                  (m) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Mortgagor, any of its principals, any general partner or any managing member, or any Indemnitor except as permitted by
Section 1.13.

                  (n) SPC Entity fails to perform any covenant, agreement, obligation, term or condition of Section 1.33.

                  (o) If a default on the part of the Mortgagor occurs under the REA which remains uncured after the giving of any required notice and the expiration of any applicable cure period, or if the REA expires or terminates and is not immediately replaced with another reciprocal easement agreement acceptable to Mortgagee in its sole and absolute discretion.

                                   ARTICLE III
                                    REMEDIES

         3.1. REMEDIES AVAILABLE. If there shall occur an Event of Default under this Mortgage, then this Mortgage is subject to foreclosure as provided by law and Mortgagee may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

                  (a) Acceleration. Accelerate the maturity date of the Note and declare any or all of the Debt to be immediately due and payable without any presentment, demand, protest, notice or action of any kind whatever (each of which is hereby expressly waived by Mortgagor), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Note and any applicable prepayment fee provided for in the Note shall then be immediately due and payable.

                  (b) Entry on the Mortgaged Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Mortgaged Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law, unless such notice and process is waivable, in which case Mortgagor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Mortgagee's judgment to complete any unfinished construction on the Premises, to preserve the value, marketability or rentability of the Mortgaged Property, to increase the income therefrom, to manage and operate the Mortgaged Property or to protect the security hereof, and all sums expended by Mortgagee therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and

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

payable to Mortgagee by Mortgagor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the Debt.

                  (c) Collect Rents. With or without taking possession of the Mortgaged Property, sue or otherwise collect the Rents, including those past due and unpaid.

                  (d) Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Mortgaged Property, as a matter of strict right and without notice to Mortgagor and without regard to the adequacy of the Mortgaged Property for the repayment of the Debt or the solvency of Mortgagor or any person or persons liable for the payment of the Debt, and Mortgagor does hereby irrevocably consent to such appointment, waive any and all notices of and defenses to such appointment and agree not to oppose any application therefor by Mortgagee, but nothing herein is to be construed to deprive Mortgagee of any other right, remedy or privilege Mortgagee may now have under the law to have a receiver appointed, provided, however, that the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Mortgagee to receive payment of the Rents pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Mortgaged Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in
Section 3.3 below. Such receivership shall, at the option of Mortgagee, continue until full payment of all of the Debt or until title to the Mortgaged Property shall have passed by foreclosure sale under this Mortgage or deed in lieu of foreclosure.

                  (e) Foreclosure. Immediately commence an action to foreclose this Mortgage or to specifically enforce its provisions with respect to any of the Debt, pursuant to the statutes in such case made and provided, and sell the Mortgaged Property or cause the Mortgaged Property to be sold in accordance with the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Mortgagee. In the event foreclosure proceedings are instituted by Mortgagee, all expenses incident to such proceedings, including, but not limited to, reasonable attorneys' fees and costs, shall be paid by Mortgagor and secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt. The Debt and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate, any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys' fees and any other amounts due and unpaid to Mortgagee under the Loan Documents, may be bid by Mortgagee in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Mortgagee or its assigns may become the purchaser of the Mortgaged Property or any part thereof.

                  (f) Judicial Remedies. Proceed by suit or suits, at law or in equity, instituted by or on behalf of Mortgagee, to enforce the payment of the Debt or the other obligations of

Mortgagor hereunder or pursuant to the Loan Documents, to foreclose the liens and security interests of this Mortgage as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other non-judicial remedies available to Mortgagee with respect to the Loan Documents. Proceeding with the request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of Mortgagee.

                  (g) Other. Exercise any other right or remedy available hereunder, under any of the other Loan Documents or at law or in equity.

         3.2. APPLICATION OF PROCEEDS. To the fullest extent permitted by law, the proceeds of any sale under this Mortgage shall be applied, to the extent funds are so available, to the following items in such order as Mortgagee in its discretion may determine:

                  (a) To payment of the reasonable costs, expenses and fees of taking possession of the Mortgaged Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Mortgagee's rights and remedies hereunder and under the other Loan Documents, including, but not limited to, receivers' fees, court costs, attorneys', accountants', appraisers', managers' and other professional fees, title charges and transfer taxes.

                  (b) To payment of all sums expended by Mortgagee under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

                  (c) To payment of the Debt and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Mortgagee chooses in its sole discretion.

                  (d) The remainder, if any, of such funds shall be disbursed to Mortgagor or to the person or persons legally entitled thereto.

         3.3. RIGHT AND AUTHORITY OF RECEIVER OR MORTGAGEE IN THE EVENT OF DEFAULT; POWER OF ATTORNEY. Upon the occurrence of an Event of Default, and entry upon the Mortgaged Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Mortgagee's or the receiver's sole discretion, all at Mortgagor's expense, Mortgagee or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Mortgaged Property; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Mortgaged Property; (c) exclude Mortgagor and its agents, servants and employees wholly from the Mortgaged Property; (d) manage and operate the Mortgaged Property; (e) preserve and maintain the Mortgaged Property; (f) make repairs and alterations to the Mortgaged Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Mortgagee may in its sole discretion deem appropriate or desirable to place the Mortgaged Property in such condition as will, in Mortgagee's sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Mortgaged Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Mortgaged Property under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Mortgagee as attorney-in-fact and agent of Mortgagor or in its own name as Mortgagee, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter into such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (1) collect and receive the Rents from the Mortgaged Property; (m) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements; (n) sue for unpaid Rents, payments, income or proceeds in the name of Mortgagor or Mortgagee; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent;
(p) compromise or give acquittance for Rents, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Mortgagee by this Mortgage; and (r) do any acts which Mortgagee in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Mortgage. This Mortgage shall constitute a direction to and full authority to any lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Mortgagor or Mortgagee, at the request of Mortgagee, to pay all amounts owing under any lease, contract, concession, license or other agreement to Mortgagee without proof of the Event of Default relied upon. Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Mortgagor in so doing) any request, notice or demand by Mortgagee for the payment to Mortgagee of any Rents or other sums which may be or thereafter become due under its lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any Event of Default under this Mortgage or under any of the other Loan Documents has actually occurred or is then existing. Mortgagor hereby constitutes and appoints Mortgagee, its assignees, successors, transferees and nominees, as Mortgagor's true and lawful attorney-in-fact and agent, with full power of substitution in the Mortgaged Property, in Mortgagor's name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any portion of the Debt is outstanding. Any money advanced by Mortgagee in connection with any action taken under this Section 3.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Mortgagee until actually paid

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

by Mortgagor, shall be a demand obligation owing by Mortgagor to Mortgagee and shall be secured by this Mortgage and by every other instrument securing all or any portion of the Debt.

         3.4. OCCUPANCY AFTER FORECLOSURE. In the event there is a foreclosure sale hereunder and at the time of such sale, Mortgagor or Mortgagor's representatives, successors or assigns, or any other persons claiming any interest in the Mortgaged Property by, through or under Mortgagor (except tenants of space in the Improvements subject to Leases entered into prior to the date of such foreclosure and which have been approved by the Mortgagee), who are occupying or using the Mortgaged Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Mortgagee or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Mortgaged Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Mortgaged Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Mortgaged Property in the appropriate court of the county in which the Premises is located.

         3.5. NOTICE TO ACCOUNT DEBTORS. Mortgagee may, at any time after an Event of Default, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness due or payable to Mortgagor included as part of the Mortgaged Property to pay Mortgagee directly. Mortgagor shall at any time or from time to time upon the request of Mortgagee provide to Mortgagee a current list of all such account debtors and obligors and their addresses.

         3.6. CUMULATIVE REMEDIES. All remedies contained in this Mortgage are cumulative and Mortgagee shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Mortgagee and may be exercised in any order and as often as occasion therefor shall arise. No act of Mortgagee shall be construed as an election to proceed under any particular provisions of this Mortgage to the exclusion of any other provision of this Mortgage or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Mortgagee. No delay or failure by Mortgagee to exercise any right or remedy under this Mortgage shall be construed to be a waiver of that right or remedy or of any Event of Default. Mortgagee may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

         3.7. PAYMENT OF EXPENSES. Mortgagor shall pay on demand all of Mortgagee's expenses incurred in any efforts to enforce any terms of this Mortgage, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Mortgagee until actually paid by Mortgagor at the Default Interest Rate, and the same shall be secured by this Mortgage and by all of the other Loan Documents securing all or any part of the Debt.

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                                   ARTICLE IV
                       MISCELLANEOUS TERMS AND CONDITIONS

         4.1. TIME OF ESSENCE. Time is of the essence with respect to all provisions of this Mortgage.

         4.2. RELEASE OF MORTGAGE. If all of the Debt be paid, then and in that event only, all rights under this Mortgage, except for those provisions hereof which by their terms survive, shall terminate and the Mortgaged Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be promptly released of record by Mortgagee in due form at Mortgagor's cost. No release of this Mortgage or the lien hereof shall be valid unless executed by Mortgagee.

         4.3. CERTAIN RIGHTS OF MORTGAGEE. Without affecting Mortgagor's liability for the payment of any of the Debt, Mortgagee may from time to time and without notice to Mortgagor: (a) release any person liable for the payment of the Debt; (b) extend or modify the terms of payment of the Debt; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the Debt; (d) recover any part of the Mortgaged Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of this Mortgage or any agreement subordinating the lien hereof.

         4.4. WAIVER OF CERTAIN DEFENSES. No action for the enforcement of the lien hereof or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

         4.5. NOTICES. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service that obtains a receipt upon delivery for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee to Mortgagor at its address set forth on the first page of this Mortgage, to Mortgagee at First Union National Bank, One First Union Center, DC 6, 301 South College Street, Charlotte, North Carolina 28288-0166, Attn: Craig Lieberman, Real Estate Capital Markets Contract Finance, or at such other address as may be designated by either party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or three (3) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein provided shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other or additional address within the United States of America.

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

         4.6. SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL LIABILITY. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Mortgagor and the successors and assigns of Mortgagor, including all successors in interest of Mortgagor in and to all or any part of the Property, and shall inure to the benefit of Mortgagee, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Mortgage to Mortgagor or Mortgagee shall be deemed to include all such parties' successors and assigns, and the term "Mortgagee" as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the indebtedness secured hereby. If Mortgagor or Mortgagee consists of more than one person or entity, each will be jointly and severally liable to perform the obligations of Mortgagor.

         4.7. SEVERABILITY. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Mortgage to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

         4.8. GENDER. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

         4.9. WAIVER; DISCONTINUANCE OF PROCEEDINGS. Mortgagee may waive any single Event of Default by Mortgagor hereunder without waiving any other prior or subsequent Event of Default. Mortgagee may remedy any Event of Default by Mortgagor hereunder without waiving the Event of Default remedied. Neither the failure by Mortgagee to exercise, nor the delay by Mortgagee in exercising, any right, power or remedy upon any Event of Default by Mortgagor hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Mortgagee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance by Mortgagee of any payment in an amount less than the amount then due on any of the Debt shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason prior to completion thereof, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Debt, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the same had never been invoked.

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

         4.10. SECTION HEADINGS. The headings of the sections and paragraphs of this Mortgage are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

         4.11. GOVERNING LAW. THIS MORTGAGE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED, PROVIDED THAT TO THE EXTENT THAT ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING, AND PROVIDED FURTHER THAT THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED SHALL GOVERN AS TO THE CREATION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN THE MORTGAGED PROPERTY LOCATED IN SUCH STATE.

         4.12. COUNTING OF DAYS. The term "days" when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Premises is located, the period shall be deemed to end on the next succeeding business day. The term "business day" when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

         4.13. RELATIONSHIP OF THE PARTIES. The relationship between Mortgagor and Mortgagee is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

         4.14. APPLICATION OF THE PROCEEDS OF THE NOTE. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds have been advanced by Mortgagee at Mortgagor's request and Mortgagee shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

         4.15. UNSECURED PORTION OF INDEBTEDNESS. If any part of the Debt cannot be lawfully secured by this Mortgage or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Mortgage.

         4.16. CROSS DEFAULT. An Event of Default hereunder which has not been cured within any applicable grace or cure period shall be a default under each of the other Loan Documents.

         4.17. INTEREST AFTER SALE. In the event the Mortgaged Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the State of in which the Premises is located), bear interest at the Default Interest Rate.

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

         4.18. INCONSISTENCY WITH OTHER LOAN DOCUMENTS. In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions of the Note shall control over the provisions of this Mortgage, and that the provisions of this Mortgage shall control over the provisions of the Assignment of Leases and Rents, the Guaranty and Indemnity Agreement, the Environmental Indemnity Agreement, and the other Loan Documents.

         4.19. CONSTRUCTION OF THIS DOCUMENT. This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

         4.20. NO MERGER. It is the desire and intention of the parties hereto that this Mortgage and the lien hereof do not merge in fee simple title to the Mortgaged Property. It is hereby understood and agreed that should Mortgagee acquire any additional or other interests in or to the Mortgaged Property or the ownership thereof, then, unless a contrary intent is manifested by Mortgagee as evidenced by an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in such other or additional interests in or to the Mortgaged Property, toward the end that this Mortgage may be foreclosed as if owned by a stranger to said other or additional interests.

         4.21. RIGHTS WITH RESPECT TO JUNIOR ENCUMBRANCES. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Mortgaged Property or any interest therein shall be subject to the rights of Mortgagee to amend, modify, increase, vary, alter or supplement this Mortgage, the Note or any of the other Loan Documents, and to extend the maturity date of the Debt, and to increase the amount of the Debt, and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the Debt, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Mortgage losing its priority over the rights of any such junior lien.

         4.22. MORTGAGEE MAY FILE PROOFS OF CLAIM. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor or the principals, general partners or managing members in Mortgagor, or their respective creditors or property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

         4.23. FIXTURE FILING. This Mortgage shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Mortgaged Property which are or are to become fixtures. This Mortgage shall also be effective as a financing statement covering minerals or the like (including oil and gas) and is to be filed for record in the real estate records of the county where the Premises is situated. The mailing


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

address of Mortgagor and the address of Mortgagee from which information concerning the security interests may be obtained are set forth in Section 1.22 above.

         4.24. AFTER-ACQUIRED MORTGAGED PROPERTY. All property acquired by Mortgagor after the date of this Mortgage which by the terms of this Mortgage is subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Mortgagor and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Mortgage. Nevertheless, Mortgagor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances as Mortgagee shall require for accomplishing the purposes of this Mortgage.

         4.25. NO REPRESENTATION. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to the Loan Documents, including, but not limited to, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Mortgagee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Mortgagee.

         4.26. COUNTERPARTS. This Mortgage may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Mortgage may be detached from any counterpart of this Mortgage without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Mortgage identical in form hereto but having attached to it one or more additional signature pages.

         4.27. PERSONAL LIABILITY. Notwithstanding anything to the contrary contained in this Mortgage, the liability of Mortgagor and its officers, directors, general partners, managers, members and principals for the Debt and for the performance of the other agreements, covenants and obligations contained herein and in the Loan Documents shall be limited as set forth in Section 2.04 of the Note.

         4.28. RECORDING AND FILING. Mortgagor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Mortgagee shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Mortgagor shall reimburse Mortgagee, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Mortgaged Property.

         4.29. ENTIRE AGREEMENT AND MODIFICATIONS. This Mortgage and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Mortgage and the other Loan Documents may not be amended,

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

revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

         4.30. MAXIMUM INTEREST. The provisions of this Mortgage and of all agreements between Mortgagor and Mortgagee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid to Mortgagee for the use, forbearance or retention of the money loaned under the Note ("Interest") exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Mortgagor and Mortgagee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Mortgagee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or, at the option of Mortgagee, be paid over to Mortgagor, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will be paramount to all other agreements between Mortgagor and Mortgagee.

         4.31. INTEREST PAYABLE TO MORTGAGOR. Mortgagee shall cause funds in the Replacement Reserve to be deposited into interest bearing accounts of the type customarily maintained by Mortgagee or its servicing agent for the investment of similar reserves, which accounts may not yield the highest interest rate then available. Interest payable on such amounts shall be computed based on the daily outstanding balance in the Replacement Reserve. Such interest shall be calculated on a simple, non-compounded interest basis based solely on contributions made to the Replacement Reserve by Mortgagor. All interest earned on amounts contributed to the Replacement Reserve shall be retained by Mortgagee and accumulated for the benefit of Mortgagor and added to the balance in the Replacement Reserve and shall be disbursed for payment of the items for which other funds in the Replacement Reserve are to be disbursed.

         4.32.    DISSEMINATION OF INFORMATION.

                  (a) If Mortgagee determines at any time to sell, transfer or assign the Note, this Mortgage and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"), Mortgagee may forward to each purchaser, transferee, assignee,

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

servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investor") or any rating agency rating such Securities, each prospective Investor and each of the foregoing's respective counsel, all documents and information which Mortgagee now has or may hereafter acquire relating to the Debt and to Mortgagor, any Guarantor, any Indemnitor and the Mortgaged Property, which shall have been furnished by Mortgagor, any Guarantor or any Indemnitor as Mortgagee determines necessary or desirable.

                  (b) Secondary Market. Mortgagee may sell, transfer and deliver the Loan Documents to one or more Investors in the secondary mortgage market. In connection with such sale, may retain or assign responsibility for servicing the loan or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors. All references to Mortgagee herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

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

         IN WITNESS WHEREOF, Mortgagor has executed this Mortgage on the day and year first written above.

                                         MORTGAGOR:

                                         POLARIS CENTER, LLC,
                                         a Delaware limited liability company


                                         By: Glimcher PTC, Inc.,
                                             a Delaware corporation,
                                             its managing member


                                             By: ___________________________
                                                 Name:  William G. Cornely
                                                 Title: Executive Vice President
                                                        Chief Operating Officer/
                                                        Chief Financial Officer

Signed and acknowledged
in the presence of:
______________________
Signature

______________________
Print name

______________________
Signature

______________________
Print name

CONSENTED AND AGREED TO AS TO
THE PROVISIONS OF SECTION 1.33(B)


GLIMCHER PTC, INC.
a Delaware corporation

By: ___________________________
    Name:  William G. Cornely
    Title: Executive Vice President
           Chief Operating Officer/Chief Financial Officer

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

STATE OF _________________,

COUNTY OF _______________, SS:

         On this ____ day of May, 2000, before me, a notary public in and for said County and State, personally appeared William G. Cornely, named in the foregoing instrument as the Executive Vice President and COO/CFO of Glimcher PTC, Inc., a Delaware corporation, the managing member of Polaris Center, LLC named as "Mortgagor" in the foregoing instrument, who, being first duly sworn, acknowledged to me that he signed the foregoing instrument on behalf of the managing member of mortgagor, being duly authorized, and that the same was the free act and deed of Mortgagor and his free act and deed.

                       WITNESS my hand and official seal.

                                           ____________________________________
                                           Notary Public

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

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                             MORTGAGOR'S CERTIFICATE

                  The undersigned is the ______________________ of
_________________, the general partner of (the "Mortgagor") and has made due investigation as to the matters hereinafter set forth and does hereby certify the following to induce FIRST UNION NATIONAL BANK, (the "Mortgagee") to advance the aggregate sum of $___________________ (the "Disbursement") [from the Replacement Reserve or Repair and Remediation Reserve or Environmental Reserve] to the Mortgagor pursuant to the terms of that certain Mortgage and Security Agreement, dated as of ______ ___, 199_, between the Mortgagee and the Mortgagor (together with any amendments, modifications, supplements and replacements thereof or therefor, the "Mortgage"), dated ____________, pursuant to that certain Disbursement request which is being submitted to the Mortgagee. (Capitalized terms used and not otherwise define shall have the respective meanings given to them in the Mortgage.)

                  1. No default beyond any applicable notice and/or grace period exists under the Mortgage or under any of the other Loan Documents.

                  2. The [Repairs, Deferred Maintenance or Environmental Work] relative to the Disbursement have been delivered or provided to Mortgagor and are properly, completely and permanently installed on or about the Mortgaged Property or otherwise properly completed, as applicable.

                  3. All of the statements, invoices, receipts and information delivered in connection with the Disbursement request being submitted to the Mortgagee in connection herewith are true and correct as of the date hereof, and the amount requested in said Disbursement request accurately reflects the precise amounts due and payable during the period covered by such Disbursement request. All of the funds to be received pursuant to such Disbursement request shall be used solely for the purpose of reimbursing the Mortgagor for items previously paid.

                  4. Nothing has occurred subsequent to the date of the Mortgage which has or may result in the creation of any lien, charge or encumbrance upon the Premises or the Improvements or any part thereof, or anything affixed thereto or used in connection therewith, or which has or may substantially and adversely impair the ability of the Mortgagor to make any payments of principal and interest on the Note or the ability of the Mortgagor to meet its obligations under the Mortgage.

                  5. None of the labor, materials, overhead or other items of expense specified in the Disbursement request submitted herewith has previously been the basis of any Disbursement request by the Mortgagor or any payment by the Mortgagee and, when added to all sums previously disbursed by Mortgagee on account of the [Deferred Maintenance, Repairs or Environmental Work], do not exceed the costs of all [Deferred Maintenance, Repairs or

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

Environmental Work] services completed, installed and/or delivered, as applicable, to the date of that certificate.

                  6. The amount remaining in the [Account] allocated to the payment of items on the [Deferred Maintenance, Repairs or Environmental Work] will be sufficient to pay in full the entire remaining cost of [Deferred Maintenance, Repairs or Environmental Work] required to be completed in accordance with the Mortgage.

                  7. All work required permits and approvals required to complete the work which work is now in process or was previously completed have been obtained.

                  8. All conditions to the Disbursement to be made in accordance with the Disbursement request submitted herewith have been met in accordance with the terms of the Mortgage.

                                                 By:____________________________

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

                                    EXHIBIT C

                    INTENTIONALLY OMITTED PRIOR TO EXECUTION

                                    EXHIBIT D

         "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Mortgagor, any servicer, REMIC Trustee or any of their respective affiliates:

                                    (i) direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, (a) the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America, or (b) FHLMC, FNMA, the Federal Farm Credit System or the Federal Home Loan Banks provided such obligations at the time of purchase or contractual commitment for purchase are qualified by the Rating Agencies as a Permitted Investment hereunder as evidenced in writing;

                                    (ii) fully FDIC-insured demand and time
                                    deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that the commercial paper and long-term unsecured debt obligations of such depository institution or trust company have the highest rating available for such securities by the Rating Agencies, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

                                    (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                                    (iv) general obligations of or obligations guaranteed by any State of the United States or the District of Columbia receiving the highest long-term unsecured debt rating available for such securities by the Rating Agencies, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

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                                    (v) securities bearing interest or sold at a
                                    discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof or the District of Columbia and is rated by the Rating Agencies in their highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Permitted
                                    Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Central Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Central Account;

                                    (vi) commercial or finance company paper
                                    (including both non-interest-bearing
                                    discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by the Rating Agencies in their highest short-term unsecured debt rating available at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by the Rating Agencies in their highest rating available in their short-term and long-term unsecured debt ratings, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

                                    (vii) guaranteed reinvestment agreements acceptable to the Rating Agencies issued by any bank, insurance company or other corporation rated in the highest long-term unsecured rating levels available to such issuers by the Rating Agencies throughout the duration of such agreements, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

                                    (viii) units of taxable money market funds, which funds are regulated investment companies, seek to

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                                    maintain a constant net asset value per
                                    share and invest solely in obligations
                                    backed by the full faith and credit of the United States, which funds have been designated in writing by the Rating Agencies as Permitted Investments with respect to this definition; and

                                    (ix) if previously confirmed in writing to the REMIC Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, that may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to their initial rating of the Certificates;

         provided, however, that no instrument or security shall be a Permitted Investment if (y) such instrument or security evidences a right to receive only interest payments or (z) the right to receive principal and interest payments derived from the underlying investment provide a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

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                                    Exhibit E

The SPC Entity will at all times comply with each of the following representations, warranties and covenants:

                  (a) the SPC Entity shall be a Single Purpose Entity and at all times act as the managing member of Mortgagor.

                  (b) the SPC Entity shall not take any action that would cause it or the Mortgagor not to each be a Single Purpose Entity.

                  (c) the SPC Entity shall not engage in or consent to any Transfer.

                  (d) the SPC Entity shall use commercially reasonable efforts to cause to be done and will do all things necessary to preserve its existence (and not dissolve) for so long as a solvent member exists and will observe all formalities applicable to it and not amend this Certificate of Incorporation, Bylaws or other formation agreement or document in any material term or manner or in a manner that may adversely effect its SPC Entity's or Mortgagor's existence as a Single Purpose Entity without the prior written consent of Lender and written confirmation from the relevant Rating Agencies that such amendment will not cause any Rating Agency to withdraw, qualify or downgrade the then-applicable rating on any security issued in connection with any securitization.

                  (e) the SPC Entity shall continue to serve in its capacity as a managing member of the Mortgagor.

                  (f) the SPC Entity shall not incur any indebtedness, except as it is liable for the Mortgagor's indebtedness in its capacity as a managing member of the Mortgagor.

                  (g) the SPC Entity shall not (a) liquidate or dissolve the SPC Entity or Mortgagor in whole or in part and
                           (b) consolidate, merge or enter into any form of consolidation or cause the Mortgagor to consolidate, merge or enter into any form of consolidation with or into any other Person, nor convey, transfer or lease its assets or cause the Mortgagor to convey, transfer or lease its assets substantially as an entirety to any Person nor permit any Person to consolidate, merge or enter into any form of consolidation with or into the SPC Entity or Mortgagor, nor convey, transfer or lease its assets or cause the Mortgagor to convey, transfer or lease its assets substantially as an entirety to any Person.

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                  (h)      the unanimous consent of all of the directors of the
                           SPC Entity (including the consent of the Independent Director) is required for the SPC Entity to, and for the SPC Entity to cause the Mortgagor to:

                           (i) File or consent to the filing of any bankruptcy, insolvency or reorganization, petition, case or proceeding; institute any proceedings under any applicable insolvency law or otherwise seek relief under any applicable federal or state law relating to the relief from debts or the protection of debtors generally or to bankruptcy;

                           (ii) Seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the SPC Entity or the Mortgagor or a substantial portion of either of their properties or admit in writing its inability to pay its debts generally as the become due;

                           (iii) Make any assignment for the benefit of the creditors of the SPC Entity or the Mortgagor; or

                           (iv) Take any corporate action in furtherance of any of the foregoing.

                  (i) the SPC Entity shall and shall cause the Mortgagor to:

                           (i) File its tax returns separate from those of any other Person and shall not file a consolidated federal income tax return with any other Person; provided, however, that if such Person is a real estate investment trust (a "REIT"), the items of income, deduction and credit of the SPC Entity may be included on the income tax return of the REIT to the extent required by the Internal Revenue Code; provided, however, that any such tax return shall contain a note indicating that the Company is a separate legal entity and that its assets are not and will not be available to pay the debts of the REIT, its obligations do not and will not constitute obligations of the REIT, and the REIT is not and will not be liable for any of the liabilities of the Company, except as provided in the Loan Documents.

                           (ii) Maintain a sufficient number of employees in light of its contemplated business operations; and

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                           (iii)    Not make loans to any other Person or buy or
                                    hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities).

                  (j) the SPC Entity shall not intentionally take any action if, as a result of such action, the SPC Entity would be required to register as an investment company under the Investment Company Act of 1940, as amended.

                  As used herein, the following terms shall have the following meanings ascribed to them:

                  "Affiliate" shall mean, with reference to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person. For the purposes of this definition, "control" shall mean (i) the ownership of fifty percent (50%) or more of the beneficial interest in the Person referred to, without regard to preferences or priorities in distribution of cash, or (ii) the power to direct or cause the direction of the management policies of the Person in question.

                  "Person" shall mean an individual, partnership, SPC Entity, trust, company, foundation, unincorporated association or any other entity

                  "Rating Agencies" means Fitch IBCA, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Standard & Poors or any successor thereto, and any other nationally recognized statistical rating organization to the extent that any of the foregoing have been or will be engaged by Lender or its designees in connection with or in anticipation of a securitization (each, individually a "Rating Agency").

                  "Single Purpose Entity" means a limited liability company or corporation which:

                  (i) will be organized solely for the purpose of (w) owning the Mortgaged Property, or (x) acting as the managing member of a limited liability company that owns the Mortgaged Property,

                  (ii) has not engaged and will not engage, either directly or indirectly, in any business unrelated to the (w) the ownership, management, leasing and operation of the Mortgaged Property, or (x) acting as a managing member of a limited liability company which owns the Mortgaged Property,

                  (iii) has not had and will not have or own any assets other than (w) those related to the Mortgaged Property and additions thereto contemplated or

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                           permitted by the Loan Documents, (x) incidental
                           personal property necessary for the operation of the Mortgaged Property or (y) its membership interest in the limited liability company which owns the Mortgaged Property,

                  (iv) has not engaged and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger, and, except as otherwise expressly permitted by the Loan Documents, has not engaged and will not engage in, seek or consent to any asset sale, transfer of membership or shareholder interests, or amendment of its limited liability company agreement, certificate of organization or certificate of incorporation, as applicable,

                  (v) if such entity is a limited liability company, will have as its only managing members, entities which are and will be Single-Purpose Entities which are corporations,

                  (vi) if such entity is a corporation, at all relevant times has and will have at least one Independent Director,

                  (vii) if such entity is a corporation, the board of directors of such entity has not taken and will not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including without limitation all Independent Directors, shall have participated in such vote,

                  (viii) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity,

                  (ix) without the unanimous consent of all of the Members (including without limitation the board of directors of the Managing Member and all Independent Directors), as applicable, has not and will not with respect to itself or to any Affiliate file or consent to the filing of any other bankruptcy, insolvency or reorganization petition or proceeding or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally or to bankruptcy; (b) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity's properties; (c) make any assignment for the benefit of such entity's creditors; or (d) take any action that might cause such entity to become insolvent,

                  (x) has maintained and will maintain its financial statements, accounts, books and records and bank accounts separate from any other Person (including its Affiliates),

                  (xi) has maintained and will maintain its books, records, resolutions and agreements as official records,

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                  (xii)    has not commingled and will not commingle its funds
                           or assets with those of any Person or Affiliate,

                  (xiii) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person, except as permitted by the Loan Documents;

                  (xiv) has conducted and will conduct its business in its name as presently conducted and operated,

                  (xv) has maintained and will maintain its financial statements (except to the extent that consolidated financial statements are required under generally accepted accounting principles), accounting records and other Person documents separate from any other Person,

                  (xvi) is and will be solvent and has paid and will pay its own liabilities and debt out of its own funds (including contributions to its capital) and assets,

                  (xvii) has observed and will observe all limited liability company or corporate formalities as applicable and all customary formalities regarding the corporate existence of the SPC Entity, including holding meetings of, or obtaining the consent of, its board of directors, as appropriate, and its stockholders and maintaining current accurate minute books separate from those of any of its Affiliates,

                  (xviii) has maintained and will maintain an arms-length relationship with its Affiliates,

                  (xix) except as permitted by the Loan Documents, has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Debt, and (ii) trade payables or accrued expenses (not exceeding five (5%) percent in the aggregate of the original principal amount of the Note) in the ordinary course of business of owning and operating the Mortgaged Property (provided, however, that all such sums shall be paid in full promptly by the Company, but in no event later than sixty (60) days of the date incurred), and except as permitted by the Loan Documents, no other debt will be secured (senior, subordinate or pari passu) by the Mortgaged Property;

                  (xx) has not assumed or guaranteed and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Indebtedness,

                  (xxi) has not acquired and will not acquire obligations or securities of its members or shareholders, as applicable,

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                  (xxii)   except pursuant to the Loan Documents, has not
                           pledged and will not pledge its assets for the benefit of any other Person,

                  (xxiii) has held and identified itself and will hold itself out and identify itself at all times out to the public as a separate and distinct entity under its own name and not as a division, department or part of any other Person,

                  (xxiv) has not made and will not make loans or advances to any Person (including any Affiliates) other than normal distributions and dividends,

                  (xxv) has not identified and will not identify its members or shareholders or any Affiliates of any of them as a division or part of it,

                  (xxvi) has not entered and will not enter into or be a party to, any transaction, contract or agreement with its general partners, principals, members, shareholders, Affiliate or any Affiliates of any of them, except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it then would be obtained in a comparable arms-length transaction with an unrelated third party, other than an Affiliate, on the open market,

                  (xxvii) has paid and will pay the salaries of its own employees, if any, from its own funds,

                  (xxviii) has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations,

                  (xxix) if such entity is a limited liability company, and such entity has one or more managing members, then such entity shall continue (and not dissolve) for so long as a solvent managing member exists, and such entity's organizational documents shall contain such provision,

                  (xxx) shall allocate fairly and reasonably any material overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate,

                  (xxxi)   will use checks separate from its Affiliates,

                  (xxxii) will not do any act which would make it impossible to carry on the ordinary business of Company,

                  (xxxiii) will not possess the Mortgaged Property or incidental personal property necessary for the operation of the Mortgaged Property for other than a business or company purpose,

                  (xxxiv) will not sell, encumber or otherwise dispose of all or substantially all of the Mortgaged Property or incidental personal property necessary for the operation of the Mortgaged Property, except as permitted by the Loan Documents, and

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                  (xxxv)   will not hold title to Company's assets other than in
                           Company's name.

                  "Transfer" means any conveyance, transfer (including, without limitation, any transfer of any direct or indirect legal or beneficial interest (including, without limitation, any profit interest) in the SPC Entity or the Mortgagor), sale, lease (including, without limitation, any amendment, extension, modification, waiver or renewal thereof), or Lien, whether by law or otherwise, of, on or affecting the Mortgaged Property, the Mortgagor or the SPC Entity, other than as permitted under the Loan Documents.

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